SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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PAREXEL International Corporation

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195 West Street, Waltham, Massachusetts 02451

Telephone: 781-487-9900

Fax: 781-487-0525

October 26, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PAREXEL International Corporation to be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 8, 2016, at the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451.

The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider at the Annual Meeting. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote “FOR” all of the proposals described in it.

Your vote is very important. I urge you to vote to be certain your shares are represented at the Annual Meeting, even if you plan to attend. You have the choice of voting either over the Internet or by submitting a traditional proxy card by mail, in addition to voting at the Annual Meeting. Please refer to your proxy materials or the information forwarded by your broker or other holder of record for further details. Our Board of Directors appreciates and encourages shareholder participation in the Company’s affairs.

Thank you for your cooperation. I look forward to seeing you at the Annual Meeting.

Very truly yours,

Josef H. von Rickenbach

Chairman of the Board and Chief Executive Officer

195 West Street, Waltham, Massachusetts 02451

Telephone: 781-487-9900

Fax: 781-487-0525

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to Be Held on December 8, 2016

To the Shareholders of PAREXEL International Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of PAREXEL International Corporation, a Massachusetts corporation, will be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 8, 2016, at the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451, to consider and act upon the following matters:

1.	Elect three (3) Class III Directors, each to serve for a term continuing until the annual meeting of shareholders in 2019 and until his successor is duly elected and qualified;

2.	Approve, in an advisory vote, the compensation of our named executive officers as presented in the Proxy Statement;

3.	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017; and

4.	Transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The above items of business are more fully described in the Proxy Statement accompanying this Notice. At this time, our Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting or at any adjournment thereof.

Only shareholders of record at the close of business on October 11, 2016, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your vote over the Internet (as instructed in the Notice of Internet Availability of Proxy Materials mailed to shareholders on October 26, 2016) as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

Douglas A. Batt

Senior Vice President, General Counsel and Secretary

Waltham, Massachusetts

October 26, 2016

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 8, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PAREXEL International Corporation for use at the Annual Meeting of Shareholders to be held on December 8, 2016, at 2:30 p.m., Eastern Standard Time, at the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451, and at any adjournment or postponement of that meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “PAREXEL” and “the Company” mean PAREXEL International Corporation and its divisions and subsidiaries.

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by the rules of the Securities and Exchange Commission, or SEC, we are making this Proxy Statement and our 2016 Annual Report available to shareholders electronically via the Internet. Our 2016 Annual Report includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, or Fiscal Year 2016, and other information required by the rules of the SEC. On October 26, 2016, we mailed to our shareholders of record at the close of business on October 11, 2016 a Notice of Internet Availability of Proxy Materials, referred to as the Notice, containing instructions on how to access this Proxy Statement and our 2016 Annual Report and vote by Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice provides instructions on how to access and review electronically all of the important information contained in the Proxy Statement and 2016 Annual Report or to request a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet or by mail.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to Be Held on December 8, 2016

This Proxy Statement and our 2016 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/prxl.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

The Annual Meeting of Shareholders of PAREXEL International Corporation, or the Annual Meeting, will be held on Thursday, December 8, 2016, at 2:30 p.m., Eastern Standard Time, at the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451. Shareholders entitled to vote at the Annual Meeting will consider and act upon the matters outlined in the Notice of Meeting of Shareholders accompanying this Proxy Statement, including the re-election of three existing directors for an additional three-year term expiring in 2019, an advisory vote on executive compensation of our named executive officers, and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending June 30, 2017, or Fiscal Year 2017.

Where may I get directions to the location of the Annual Meeting?

Directions to the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451 are available on the Internet at www.starwoodhotels.com/westin/property/area/directions.html?propertyID=1036.

Who is entitled to attend and vote at the Annual Meeting?

Shareholders of record at the close of business on October 11, 2016, are entitled to attend and vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

What do I need to bring to the Annual Meeting?

If your shares are registered in your name, you should bring proper identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee giving you the right to vote your shares, along with proper identification.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on October 11, 2016, the record date, will constitute a quorum for purposes of the Annual Meeting. As of October 11, 2016, 53,405,905 shares of PAREXEL common stock were outstanding, with each share entitled to one vote. For purposes of determining whether a quorum exists, proxies received but marked “withhold” or “abstain” and proxies including “broker non-votes” (as described below) will be counted.

How do I vote if I am a shareholder of record?

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote.

If you are a record holder, meaning your shares are registered in your name, you may vote:

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the Notice you received or by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Mail — If you request a printed copy of PAREXEL’s proxy materials, you should complete, sign and date the proxy card provided and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. If you properly complete your proxy card and our transfer agent receives it in time to vote at the Annual Meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors, or our Board, as follows:

(1)	FOR the re-election of each of the three existing director nominees for an additional three-year term;

(2)	FOR the advisory vote on executive compensation of our named executive officers; and

(3)	FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for Fiscal Year 2017.

If any other matter is properly presented at the Annual Meeting, or any postponement or adjournment thereof, your proxy will vote your shares in accordance with his or her best judgment. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

In Person at the Annual Meeting — If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot or a new proxy card, which we will provide to you at the meeting.

Please also bring proper identification to the Annual Meeting.

How do I vote if my shares are held by my broker or other nominee in “street name”?

By Internet or By Mail — If your shares are held by your broker or other nominee in “street name,” you will receive instructions from your broker or other nominee explaining how you can vote your shares. You should follow those instructions.

In Person at the Annual Meeting — If your shares are held in the name of your broker or other nominee, you must bring an account statement or letter from the broker or other nominee indicating that you were the beneficial owner of the shares on October 11, 2016, the record date for voting, and giving you the right to vote your shares. Please also bring proper identification to the Annual Meeting.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote either by submitting your proxy or voting in person by ballot at the Annual Meeting.

If your shares are held in “street name,” we encourage you to provide voting instructions to your broker or other nominee by returning a Voting Instruction Form, or VIF, to them. If you are the beneficial owner of shares held in “street name” by a broker or other nominee, the broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or other nominee, the broker or other nominee will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items

(resulting in a “broker non-vote”). The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is a “discretionary” item. The election of directors and the advisory vote on executive compensation are “non-discretionary” items. So long as there is at least one discretionary item to be voted on at the meeting, proxies reflecting broker non-votes will be counted toward a quorum for the meeting.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record, to change your vote, you may:

•	submit a new proxy over the Internet;

•	mail a written notice “revoking” your earlier mailed proxy to our transfer agent, Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842;

•	submit to our transfer agent, Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842, a properly completed and signed proxy card with a later date; or

•	vote in person at the Annual Meeting.

Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting or otherwise revoke your proxy, your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

If your shares are held in street name, you must follow the instructions provided by your broker or other nominee to change your vote.

How do I request a paper copy of the proxy materials?

Paper copies of our proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials, follow the instructions on the Notice which you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

What does it mean if I receive more than one Notice or more than one proxy or voting instruction card?

It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each Notice or proxy and voting instruction card you receive.

Who is the Company’s transfer agent?

Our transfer agent is Computershare Investor Services. Representatives of Computershare Investor Services will tabulate the votes and act as inspectors of election at the Annual Meeting.

What vote is required to approve each proposal?

(1) For the Election of Directors.     With respect to Proposal 1, the three nominees for director receiving the most votes from those shares present or represented at the Annual Meeting will be elected; provided that any director nominee standing for election to the Board who receives a greater number of withhold votes than affirmative votes in an uncontested election must offer to tender to the Board his or her resignation promptly following the certification of election results. The Board must accept or reject a resignation within 90 days following the certification of election results and publicly disclose its decision. If you do not vote for a particular nominee (or do not provide instructions to your broker or other nominee in this regard), or you withhold authority for one or all nominees, your vote will be counted for purposes of determining whether there is a quorum, but it will not count either “for” or “against” the nominee.

(2) For All Other Matters.    With respect to Proposal 2 regarding an advisory vote on executive compensation, and Proposal 3 regarding the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2017, the affirmative vote of a majority of shares present or represented and voting on each proposal is required for approval. A properly executed proxy selecting “abstain” with respect to any of Proposal 2 or Proposal 3, and broker non-votes with respect to Proposal 2, will not be voted “for” or “against,” and will have no effect on such proposal(s). Your broker or nominee will have discretion to vote on Proposal 3 as it is considered a “discretionary” item, if you do not provide instructions on how to vote with respect to such proposal. Proposal 2 is a non-binding proposal. At present, the Board knows of no matters other than these to be presented for shareholder action at the Annual Meeting.

Who pays the cost of soliciting proxies?

The cost of solicitation of proxies will be borne by PAREXEL. We may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our common stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and other employees may also be made of some shareholders in person or by mail or telephone following the original solicitation, without additional remuneration.

PROPOSALS

Proposal 1: Re-Election of Existing Class III Directors.

Currently, our Board consists of eight directors and is divided into three classes, two classes of three directors and one class of two directors. Each class is elected to serve for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. The terms of our Class III directors expire at this Annual Meeting. Our Board has nominated each of the following incumbent Class III directors to stand for re-election for a term of three years continuing until our 2019 annual meeting and until his successor has been elected and qualified: A. Dana Callow, Jr., Christopher J. Lindop and Josef H. von Rickenbach.

We know of no reason why any of the nominees would be unable to serve as a director. However, should such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

Below are the names, ages and certain other information about each member of our Board, including the nominees for re-election as Class III Directors at the Annual Meeting. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of September 30, 2016, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Directors With Term That Will Expire in 2019 (Class III Directors)

A. Dana Callow, Jr. Age 64 Director since 1986	A. Dana Callow, Jr. was elected as a director of the Company in June 1986 and is the Presiding Director of the Board, Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit and Finance Committee and the Human Resources Committee. Since January 1997, Mr. Callow has served as the Managing General Partner of Boston Millennia Partners, a venture capital firm. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures’ limited partnerships. He is a member of the Board of Trustees of Tufts University and the Board of Overseers of Tufts University School of Medicine. He is also a member of the Board of Directors of the Tuck Center for Private Equity and Entrepreneurship at Dartmouth College and The Leukemia and Lymphoma Society. We believe Mr. Callow’s expertise in capital markets, corporate strategy and finance from his experience of over 25 years as a partner in the field of venture capital, as well as his experience serving on the boards of directors of several drug development and health care related companies, is valuable to our Board and the Company.

Christopher J. Lindop Age 58 Director since 2006	Christopher J. Lindop was elected as a director of the Company in October 2006 and is Chairman of the Audit and Finance Committee and a member of the Nominating and Corporate Governance Committee. From January 2007 to June 2016, Mr. Lindop served as Chief Financial Officer and Executive Vice President, Business Development of Haemonetics Corporation, a global blood management company. From September 2003 to December 2006, he served as Chief Financial Officer of Inverness Medical Innovations, Inc., a global developer, manufacturer and marketer of medical diagnostic products. From June 2002 to September 2003, he served as an audit partner for Ernst & Young LLP, an accounting firm. From 1991 to June 2002, Mr. Lindop served as an audit partner with the Boston office of Arthur Andersen LLP, an accounting firm. We believe Mr. Lindop’s accounting expertise from over 30 years of experience as a public accountant serving publicly traded companies, and as a senior financial executive in the life science industry, is valuable to our Board and the Company.

Josef H. von Rickenbach Age 61 Director since 1983	Josef H. von Rickenbach founded the Company in 1982 and has served as a director, Chairman of the Board and Chief Executive Officer of the Company since 1983. He also served as President from 1983 to April 2001 and from July 2005 to July 2012. Mr. von Rickenbach has also worked in the past for Schering-Plough, Inc., 3M (East), a division of 3M Company, and ERCO (later ENSECO), Inc., a diversified testing and technical consulting company. He served as Chair of the Association of Clinical Research Organizations (ACRO), a professional industry organization, in 2005 and 2013 and was a member of its Board of Directors for 12 years. He serves on the Board of Directors, and as Chair of the Nominating Committee, of NEHI (Network for Excellence in Health Innovation). Mr. von Rickenbach received an M.B.A. from Harvard Business School and a B.A. in Business Economics from the Lucerne University of Applied Sciences and Arts in Switzerland. We believe that Mr. von Rickenbach’s experience of over 35 years in the clinical research services industry, including as our founder and our Chairman and Chief Executive Officer for over 30 years, is valuable to our Board and the Company.

Directors Whose Term Expires in 2017 (Class I Directors)

Patrick J. Fortune, Ph.D Age 69 Director since 1996	Patrick J. Fortune was elected as a director of the Company in June 1996 and is Chairman of the Human Resources Committee and a member of the Audit and Finance Committee and the Compensation Committee. Since September 2014, Dr. Fortune has served as Sector Leader/Senior Advisor, Innovation of Partners Healthcare. From June 2012 to September 2014, he served as Senior General Manager of Innovations at The Cleveland Clinic, an educational medical center. Since September 2001, Dr. Fortune has served as a Partner of Boston Millennia Partners, a venture capital firm. From September 2001 to June 2005, he served as Executive Chairman of Knowledge Impact Systems, Inc., a software end user training company. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an Internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and food products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb, a pharmaceutical company. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco, and held several management positions with Baxter International, Inc., including: Corporate Vice President; President, Parenteral Products Division; Vice President, Research and Development; and Vice President, Information Services. Dr. Fortune also served on the boards of directors of CombinatoRx, Incorporated from 2006 to 2009 and EPIX Pharmaceuticals, Inc. from 2006 to 2008. We believe Dr. Fortune’s experience of over 30 years as an executive in the life science industry, including serving on the boards of directors of three publicly traded life sciences companies in addition to PAREXEL, as well as serving on the boards of several private life science companies, is valuable to our Board and the Company.

Maykin Ho, Ph.D Age 64 Director since 2015	Maykin Ho was elected as a director of the Company in August 2015 and is a member of the Audit and Finance Committee. Dr. Ho has been a venture partner of Qiming Venture Partners, a venture capital firm in China and Hong Kong, since July 2015. From July 1992 to February 2015, she held various positions at Goldman Sachs, a global investment bank, including: from 2010 to 2015, she served as Advisory Director of Global Healthcare Investment Banking; from 2002 to 2010, she served as Partner and Co-Head of Healthcare Investment Research; and from 1992 to 2010 she served as Senior Biotechnology Research Analyst. Prior to joining Goldman Sachs, Dr. Ho was the Director of Strategic Planning and Licensing for Du Pont Merck Pharmaceutical Company. She currently also serves on the Board of Directors of Agios Pharmaceuticals. We believe that Dr. Ho’s experience of over 30 years in healthcare investment banking and the pharmaceutical industry is valuable to our Board and the Company.

Ellen M. Zane Age 65 Director since 2006	Ellen M. Zane was elected as a director of the Company in July 2006 and is Chairman of the Compensation Committee and a member of the Human Resources Committee. Since September 2011, Ms. Zane has served as CEO Emeritus and Vice Chair, Board of Trustees of Tufts Medical Center, an academic medical center that is the principal teaching hospital for Tufts University School of Medicine in Boston, Massachusetts. From January 2004 to September 2011, she served as President and Chief Executive Officer of Tufts Medical Center. From May 1994 to January 2004, she served as Network President for Partners Healthcare System, a physician and hospital network founded by the Harvard- affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane currently serves on the boards of directors of Boston Scientific Corporation, Brooks Automation, Inc., Press Ganey Holdings, Inc., Century Capital Management Inc., and Fiduciary Trust Company. We believe Ms. Zane’s experience of over 30 years in management of large academic medical centers/hospitals and community health care related enterprises, including 21 years as an executive, is valuable to our Board and the Company.

Directors Whose Term Expires in 2018 (Class II Directors)

Eduard E. Holdener, M.D. Age 71 Director since 2008	Dr. Holdener was elected as a director of the Company in January 2008 and is a member of the Human Resources Committee. Since February 2008, Dr. Holdener has served as Chairman of the Board of Directors, and since December 2015 he has also served as Chief Executive Officer, of NovImmune S.A., a biotechnology company. From April 1986 to February 2008, Dr. Holdener worked for F. Hoffmann-LaRoche, Ltd., a pharmaceutical company. During his tenure at F. Hoffmann-LaRoche, he held a variety of positions, including Head of Global Pharmaceutical Development, Development Head for the Japanese division, Deputy Clinical Research Head, and several other management positions. Dr. Holdener currently serves on the boards of directors of NovImmune S.A., and HBM Healthcare. We believe Dr. Holdener’s experience of 24 years as an executive in the pharmaceutical and biotechnology industries is valuable to our Board and the Company.

Richard L. Love Age 73 Director since 2002	Richard L. Love was elected as a director in September 2002 and is a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Human Resources Committee. Since January 2007, Mr. Love has served as a partner of Translational Accelerator Venture Fund, an investment fund. Since October 2016, he has served as Interim President and Chief Executive Officer of CTI Biopharma, Inc., a biopharmaceutical company. From January 2003 to January 2007, he served as Chief Operating Officer of Translational Genomics Research Institute, a medical research organization, and from January 2002 to December 2004, he served as a director of ILEX Oncology, an oncology focused pharmaceutical company. From October 1994 to January 2002, Mr. Love served as President and Chief Executive Officer of ILEX Oncology. From 1991 to 1994, he served as Chief Operating Officer of the Cancer Therapy and Research Center, a cancer treatment center focused on the clinical evaluation of new agents. From 1983 to 1991, Mr. Love served as Chief Executive Officer of Triton Biosciences, Inc., a biotechnology company. Mr. Love currently serves as a director of CTI Biopharma, Inc., SyndevRx Inc., Applied Microarrays Inc., Cancer Prevention Pharmaceuticals, Inc. and CerRx Inc., and as a Manager on the Board of Managers of PMED Management LLC. We believe Mr. Love’s experience of over 27 years as an executive in the pharmaceutical, biotechnology and medical research industries is valuable to our Board and the Company.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of all of our shareholders. Our Board continues to review its governance practices in light of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and the listing standards of the NASDAQ Stock Market, or NASDAQ. This Proxy Statement describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines (as reflected in our Board of Directors Charter and Corporate Governance Principles), committee charters and the code of conduct described below are available on our website at www.parexel.com under the category “Investors-Corporate Governance.” Alternatively, you can request a copy of any of these documents by writing to us at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Secretary.

Board Leadership Structure

Josef H. von Rickenbach, our Chief Executive Officer, is also the Chairman of our Board of Directors. Our Board also has a Presiding Director, A. Dana Callow, Jr., an independent director who serves as Chairman of the Nominating and Corporate Governance Committee. Mr. Callow was selected by the Board to serve as the Presiding Director for all meetings of the non-management directors held in executive session and performs the following duties:

•	chairs meetings of the independent directors in executive session;

•	meets with any director not adequately performing his or her duties;

•	facilitates communications between members of the Board and the Chairman of the Board;

•	works with the Chairman of the Board in the preparation of Board meeting agendas and in determining the need for any special meetings; and

•	consults with the Chairman of the Board regarding corporate governance and Board performance.

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that having the same individual serve as both our Chief Executive Officer and the Chairman of our Board is in the best interests of PAREXEL and our shareholders and is consistent with good corporate governance, because Mr. von Rickenbach is the director most familiar with our business and industry, and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and in some cases outside the industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes effective strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of

Chairman and Chief Executive Officer, together with an independent Presiding Director having the duties described above, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Principles to assist it in the exercise of its duties and responsibilities and to serve the best interests of PAREXEL and our shareholders. These guidelines, which provide a framework for the conduct of the Board’s business, include the following:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	directors who retire from their principal current employment or materially change their current position should offer to tender their resignation to the Board;

•	new directors participate in an orientation program, and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Ms. Zane, Messrs. Callow, Lindop or Love or Drs. Fortune, Ho or Holdener has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is therefore an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we believe that our Code of Business Conduct and Ethics, among other things, focuses our Board and management on areas of ethical risk, provides guidance in recognizing and dealing with ethical issues, provides mechanisms to report unethical conduct and generally helps foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by our Board. A current copy of the Code of Business Conduct and Ethics is posted on our website, www.parexel.com, under the category “Investors — Corporate Governance.” We intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. In addition, copies of the Code of Business Conduct and Ethics are available to all shareholders upon request by writing to us at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Secretary.

Board Meetings and Attendance

Our Board met 11 times during Fiscal Year 2016. During Fiscal Year 2016, each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he or she served.

Director Attendance at Annual Meeting of Shareholders.

Our corporate governance guidelines provide that directors are expected to attend our annual meeting of shareholders. All directors in office attended our 2015 annual meeting of shareholders, with the exception of Dr. Ho, who was traveling outside of the country.

Board Committees

Our Board has established four standing committees — the Audit and Finance Committee, the Compensation Committee, the Human Resources Committee and Nominating and Corporate Governance Committee. Each committee operates under a charter approved by the Board. Copies of each committee’s charters are available on our website, www.parexel.com, under the category “Investors — Corporate Governance.” Our Board has determined that all of the members of each of its four standing committees are independent directors as defined under applicable rules of the NASDAQ Stock Market, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act and, in the case of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act.

Membership on each committee, as of October 1, 2016, is set forth in the following table:

Board Committee Membership

Name	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee	Human Resources Committee
A. Dana Callow, Jr.	*		+	*
Patrick J. Fortune, Ph.D.	*	*		+
Maykin Ho, Ph.D.	*
Eduard E. Holdener, M.D.				*
Christopher J. Lindop	+		*
Richard L. Love		*	*	*
Ellen M. Zane		+		*

*	Committee Member
+	Committee Chair

Audit and Finance Committee

The Audit and Finance Committee of the Board, which oversees our accounting and financial functions, met 9 times during Fiscal Year 2016. The Audit and Finance Committee has a written charter, a copy of which is posted on our website at www.parexel.com under the category “Investors — Corporate Governance.” The Audit and Finance Committee is responsible for assisting our Board’s oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal audit function and independent registered public accounting firm.

In addition, the Audit and Finance Committee discusses our risk management policies and reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures. The Audit and Finance Committee is directly responsible for appointing, evaluating, retaining and, when necessary, terminating our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit and Finance Committee. The Audit and Finance Committee also prepares the Audit and Finance Committee Report required under the rules of the SEC, which is included elsewhere in this Proxy Statement. The Audit and Finance Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Messrs. Callow and Lindop and Drs. Fortune and Ho are the current members of the Audit and Finance Committee, with Mr. Lindop serving as its chairman. Our Board has determined that Mr. Lindop is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

The Compensation Committee of the Board, which reviews and makes recommendations concerning executive compensation and reviews and approves option grants and administers our equity incentive plans, met 8 times during Fiscal Year 2016. The Compensation Committee has a written charter, a copy of which is posted on our website at www.parexel.com under the category “Investors — Corporate Governance.” The Compensation Committee is responsible for:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving or making recommendations to our Board with respect to the compensation of our other executive officers;

•	overseeing a performance evaluation of our senior executives;

•	overseeing and administering our equity incentive plans;

•

reviewing director compensation and making reports to the Nominating and Corporate Governance Committee comparing the compensation of the Company’s directors with that of directors at comparable companies;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included in this Proxy Statement beginning on page 17; and

•	preparing the Compensation Committee Report on Executive Compensation required by SEC rules, which is included in this Proxy Statement on page 35.

The process and procedures followed by our Compensation Committee in considering and determining executive officer compensation are described below under the heading “Compensation Discussion and Analysis”, which begins on page 17.

Ms. Zane, Mr. Love and Dr. Fortune are the current members of the Compensation Committee, with Ms. Zane serving as its chairman.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board, which oversees our director nomination and compensation process, met 5 times during Fiscal Year 2016. The Nominating and Corporate Governance Committee has a written charter, a copy of which is posted on our website at www.parexel.com under the category “Investors — Corporate Governance.” The Nominating and Corporate Governance Committee has the following principal duties:

•	identify individuals qualified to serve as members of the Board;

•	nominate persons for election as directors at the annual meeting of shareholders;

•	review and make recommendations to our Board with respect to director compensation;

•	oversee management’s general succession process;

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	oversee the annual evaluation of the Board.

The process and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process”.

Messrs. Callow, Lindop and Love are the current members of the Nominating and Corporate Governance Committee, with Mr. Callow serving as its chairman.

Human Resources Committee

The Human Resources Committee of the Board, which supports and serves as a resource to our management in the development and implementation of human resources principles, met 5 times during Fiscal Year 2016. The Human Resources Committee has a written charter, a copy of which is posted on our website at www.parexel.com under the category “Investors — Corporate Governance.” The Human Resources Committee is responsible for:

•	defining and implementing appropriate human resources principles and philosophy through the Company;

•	reviewing issues and changes in strategic human resources policy;

•	reviewing management’s succession planning activities, which include assisting in the assessment of senior management skills;

•	creating an environment that enables our personnel to achieve their full potential and allows the Company to execute on its human resources strategy; and

•	assisting senior management in their recruitment of senior personnel.

Messrs. Callow and Love, Drs. Fortune and Holdener and Ms. Zane are the current members of the Human Resources Committee, with Dr. Fortune serving as its chairman.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria attached to the Board of Directors Charter and Corporate Governance Principles. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest (if any) and the ability to act in the interests of all shareholders. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and, with respect to members of the Audit and Finance Committee, financial expertise. The Committee does not assign specific weights to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The director biographies on page 6 indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and our Board to conclude he or she should continue to serve as a director of PAREXEL. Our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

Shareholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the name of the recommended individual, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Shareholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or our Board, by following the procedures set forth in Section 5(a) of our by-laws.

Oversight of Risk

Our management is responsible for risk management on a day-to-day basis. The role of our Board regarding risk management is to oversee the risk management activities of management directly and through its committees. The members of our Board and its committees discuss with management the procedures and practices utilized by management in assessing and managing risks, and provide input on those procedures and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit and Finance Committee oversees risk management activities related to financial reporting, internal controls, and compliance with legal and regulatory requirements; our Compensation Committee oversees risk management activities relating to our compensation policies and practices; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition, management and structure, management succession planning and corporate governance. Each committee reports to the full Board on a regular basis, including with respect to the committee’s risk oversight activities as appropriate.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, provides information regarding compensation paid to our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers during Fiscal Year 2016. We refer to these executive officers as our named executive officers. While this CD&A applies to the named executive officers, the principles of performance measurement and pay for performance discussed herein are applied broadly across management in the Company.

In 2015, our shareholders voted on our executive compensation program (also known as “say on pay”). Approximately 96.8% of the votes cast were voted to approve the compensation of our named executive officers. The Compensation Committee, or the Committee, considered the shareholder endorsement of the Committee’s decisions and policies and PAREXEL’s overall executive compensation program in continuing the pay-for-performance philosophy that is currently in place.

Provided below is a summary of the philosophy, strategy and major details of our approach to compensating our named executive officers.

Executive Summary

Our performance in Fiscal Year 2016 was strong

Overall, we achieved strong financial and operational performance during Fiscal Year 2016, which further solidified our leadership position in the marketplace, although we did not meet our operating income target required to fund the Fiscal Year 2016 cash bonus under the Management Incentive Plan, or MIP. The key results of the year are summarized below:

•

Increase in backlog, which grew 7.5% to $5.7 billion at the end of Fiscal Year 2016 from $5.3 billion at the end of our fiscal year ended June 30, 2015, or Fiscal Year 2015 (backlog is computed as gross new business wins, less cancellations and less revenue earned, as adjusted for the positive or negative impact of foreign currency exchange rates);

•	Diluted earnings-per-share, or EPS, growth of 7.9% from Fiscal Year 2015;

•	Strong return on invested capital, or ROIC[1], of 21.0%; and

•	Three-year total shareholder return of approximately 36.8% as of June 30, 2016.

We pay for performance

Our executive compensation program ties a substantial portion of each named executive officer’s overall cash compensation to the achievement of key strategic, financial and operational goals.

Consistent with this approach, the compensation of our named executive officers for Fiscal Year 2016 featured:

•	Base salary merit increases for our named executive officers that reflected individual and Company performance, with an average percentage increase of approximately 5.4% from Fiscal Year 2015;

•	A compensation package more heavily weighted toward incentive compensation rather than fixed pay (salary), in order to emphasize our focus on pay for performance;

•

As described below, a discretionary cash bonus was approved to be paid to roughly 4,000 managers, including our named executive officers, outside of the Fiscal Year 2016 MIP in recognition of achievement of generally strong operating performance in Fiscal Year 2016, as well as achievement of milestones in a multiyear margin improvement program; and

•

An approximately equal mix (based on value) of stock options and restricted stock/restricted stock units/performance restricted stock units being granted as long-term performance incentives that are designed to motivate executives to increase shareholder value over the long-term:

¡	Our stock options vest in equal annual installments over a four-year period;

¡	Our restricted stock or restricted stock units have performance vesting criteria and, if the criteria are satisfied, all shares will vest three years from the grant date; and

¡

Our performance restricted stock units have performance vesting criteria that allow the recipient to receive up to 150% of the award target potential in the event metric targets are exceeded and, if the criteria are satisfied, will vest as to the shares earned three years from the grant date.

[1]	ROIC is a ratio based on adjusted net income before net interest expenses divided by the 5-quarter average net operating capital. A reconciliation of ROIC is provided in Annex A.

Our compensation program is designed to provide fairness and competitiveness and align executive and shareholder interests over both short and longer terms

As described below, our executive compensation program incorporates a number of key features that are designed to align the interests of our named executive officers with the interests of our shareholders.

•	We formally compare our executive compensation to a Peer Group (as defined below), which consists of 17 companies that are similar in size to PAREXEL and operate in the same or similar industries.

•

Our revenue approximates the mean revenue of our Peer Group as a whole, and is similar to that of each of the companies included within the Peer Group. We believe that the Peer Group reflects the market in which we compete for management talent and therefore represents a meaningful comparator for compensation.

•	By design, our average total direct compensation for named executive officers approximates the median of our Peer Group.

•

Our executive officers are required to satisfy a minimum level of ownership of our common stock equal to the greater of (a) 10,000 shares or (b) a multiple of his or her current salary calculated as set forth below (see “—Stock Ownership Guidelines”).

•	We have adopted an Executive Compensation Recoupment (“Clawback”) Policy, pursuant to which cash and equity incentive compensation paid to executive officers may be recovered in certain circumstances.

•

Our programs include several design features that reduce the likelihood of excessive risk-taking, including payment of incentive compensation after performance has been determined, balanced incentive metrics, caps on annual incentive payments, and placing all discretionary authority and responsibility regarding performance recognition of executive officers outside of formal programs in the Committee.

•	We have double-trigger provisions in all of our named executive officers’ change of control agreements.

•	We limit the use of perquisites.

Overview of Compensation Program and Philosophy

The Committee seeks to achieve the following broad goals in connection with our executive compensation programs and decisions regarding individual compensation:

•	attract, retain and motivate the best possible executive talent;

•	ensure that executive compensation is aligned with our corporate strategies and business objectives, including short-term operating goals and longer-term strategic objectives;

•

promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and personal performance goals;

•	encourage cooperation among executives within and between different business units; and

•	align executives’ incentives with the creation of shareholder value.

To achieve these objectives, the Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other companies in our industry and that compete with us for executive talent. In addition, through a management incentive plan, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals as measured by metrics such as net new business, adjusted EPS, business operating margin, or BOM, and customer satisfaction. Additionally, compensation of our executives is tied to the completion of specific personal goals established by the Committee at the beginning of each fiscal year. We also provide a portion of our executive compensation in the form of stock option grants that vest over time and restricted stock/restricted stock unit awards and performance restricted stock units that are performance based and vest over time. We believe that this approach helps us to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer-term success of our company as reflected in stock price appreciation.

How Executive Compensation is Determined

The Role of the Compensation Committee.    The Committee is composed of three non-employee, independent directors selected from the Board.

The Committee is responsible for reviewing, setting and approving the compensation of our named executive officers, including our Chief Executive Officer. The specifics of the responsibilities of the Committee can be found in the Committee’s charter located on our website at www.parexel.com under the category “Investors-Corporate Governance.” The Committee regularly meets regarding compensation issues and receives input from its independent compensation consultant.

The Role of the Compensation Consultant.    In Fiscal Year 2016, the Committee retained the services of Pearl Meyer and Partners, or the Consultant, an independent executive compensation consulting firm. The services that the Consultant performed for the Committee in Fiscal Year 2016 included a review of the Peer Group, executive and board compensation benchmark studies, assistance with proxy disclosure, and general compensation advice. In addition and as part of its ongoing role with the Committee, the Consultant attended most Committee meetings where executive compensation decisions were made in order to provide timely feedback on questions and decisions before the Committee.

The Consultant reports directly to the Committee and carries out responsibilities as assigned by the Committee. The Committee has the sole authority to retain and terminate the Consultant and to approve the Consultant’s fees and all other terms of the engagement. The Committee has direct access to the Consultant throughout the year.

The Role of Management.    While the Committee has sole responsibility for approving compensation targets and awards, the Committee solicits input from our Chief Executive Officer in setting the targets, evaluating the performance, and recommending appropriate salary and incentive awards of each other named executive officer. The Chief Executive Officer participates in Committee meetings at the request of the Committee in order to provide background information and explanations supporting his recommendations. However, our Chief Executive Officer does not have a vote in Committee matters. Furthermore, the Committee meets in executive session without our Chief Executive Officer present at each in-person meeting of the Compensation Committee, as well as outside formal committee meetings, to facilitate the exchange of candid views among Committee members and to establish our Chief Executive Officer’s compensation.

Competitive Benchmarking

The Committee considers competitive marketplace practices in making its compensation decisions by reviewing our executive compensation against compensation paid to executives in comparable roles at comparable companies. The Committee believes that compensation provided to executives at these companies is an important consideration in making executive compensation decisions as we compete with those entities for business and/or for management talent. In connection with its compensation determinations for Fiscal Year 2016, the Committee engaged the Consultant to collect and analyze compensation information from peer companies and to help establish such compensation benchmarks. As part of its engagement, the Consultant provided to the Committee a review of the compensation practices at the peer companies and a competitive assessment of the compensation of our executive officers (including the named executive officers).

In determining the companies that make-up the Peer Group for Fiscal Year 2016, the Committee considered and then established relevant criteria for selecting comparable peer companies. Such criteria related to the size of PAREXEL and the complexity of our business, including industry, customer base, services provided, geographic scope, revenue and market capitalization. Based on these criteria the Committee determined the most directly relevant peer companies and worked with the Consultant to augment the group with other appropriate peer companies based on the criteria identified above to identify a statistically valid sample size for the Peer Group. As an outcome of that process, the Committee approved the Peer Group for its compensation comparisons, which included 17 public companies generally comparable to PAREXEL with respect to revenue, market capitalization and industry. More specifically, the Fiscal Year 2016 Peer Group consisted of the following companies:

Alere Inc.

Bio-Rad Laboratories Inc.

Bruker Corp.

Charles River Laboratories International, Inc.

Covance Inc.

Haemonetics Corporation

Icon plc

Idexx Labs Inc.

Illumina Inc.

IMS Holdings

Mettler Toledo International Inc.

Patheon Inc.

PerkinElmer, Inc.

Quintiles Transnational Holdings Inc.

VWR Corporation

Waters Corporation

West Pharmaceutical Services Inc.

The Committee, with the assistance of the Consultant, also reviewed broader life-science industry-specific executive compensation survey data for comparably-sized companies in order to provide a supplemental broader market perspective and to serve as a check and balance against the Peer Group data. All elements of compensation were benchmarked against market data.

Elements of our Executive Compensation Program

Overview of Compensation.    Our executive compensation program generally consists of the following elements:

•	base salary;

•	annual incentive cash bonuses;

•	equity awards;

•	health care, life insurance and other employee benefits; and

•	severance and change of control arrangements.

Using these five elements of compensation, we believe we are able to remain competitive with our peers and to ensure that our named executive officers are appropriately incentivized to deliver short-term results while also creating long-term shareholder value.

Target Pay and Mix for Compensation Elements

Our compensation program operates not only based on the application of comparisons to our Peer Group, but also through the judgment of the Committee. We do not employ a purely formulaic approach to our compensation decisions. In making its compensation determinations, the Committee reviews all elements of compensation for each of our named executive officers. In addition, in determining current and future compensation, the Committee considers the economic value as well as the retention value of prior equity grants received by our named executive officers and each named executive officer’s compensation compared to the compensation of our other executives and other employees generally. In determining the reasonableness of a named executive officer’s total compensation, the Committee considers not only corporate, business unit and personal performance compared to targets, but also the nature of each element of compensation provided, including salary, bonus, and long-term incentive compensation, as well as the executive’s severance and change of control arrangements.

We do not target any specific market position in establishing compensation but generally aim to have a compensation program that is in line with benchmarked companies and survey data, as determined by all of the collected market information. We also consider the performance of PAREXEL with respect to comparative historical profit growth and shareholder return of companies in our Peer Group and the impact of compensation on our current year operating budget. These are overall guidelines that the Committee takes into account when establishing a named executive officer’s compensation. The Committee may determine that variations to these general targets are appropriate for an individual executive after considering a number of factors, including the individual executive’s past performance, tenure with the Company, experience, and contributions and importance to the Company.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Committee makes a judgment about what it believes to be the appropriate level and mix of the various compensation elements based on all of the criteria described below.

Compensation Element Details

Typically, at the beginning of each fiscal year, the Committee evaluates actual individual, business unit and corporate performance against the goals for the recently completed year. The Chief Executive Officer prepares evaluations of the other executives and recommends annual salary increases, management incentive bonuses and equity awards, if any, which are then reviewed and considered by the Committee. In the case of the Chief Executive Officer, the Committee conducts his individual performance evaluation and determines his compensation changes and awards. The evaluation and timing of executive reviews and salary increases are aligned with an annual review process that takes place at the same time each year.

Base Salary. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. When establishing the base salary of an executive officer, the Committee considers the compensation of executives in our Peer Group, other available compensation survey data, as well as a variety of other factors, including the historic salary levels of the executive, the nature of the individual’s responsibilities, the base salary of the individual at his or her prior place of employment, if applicable, and the availability of well-qualified candidates who could assume the individual’s role. To the extent determined to be appropriate, the Committee also considers general economic conditions, the Company’s financial performance and each individual’s performance.

The percentage increase in the base salary of each of our named executive officers in Fiscal Year 2016 as compared to his respective salary for Fiscal Year 2015 is as follows:

Executive	Base Salary Fiscal Year 2015 (in thousands)	Base Salary Fiscal Year 2016 (in thousands)	% Base Salary Increase from Fiscal Year 2015 to Fiscal Year 2016
Josef H. von Rickenbach	$950	$975	2.6%
Ingo Bank.	$470	$500	6.4%
Mark A. Goldberg, M.D.	$606	$630	4.0%
Douglas A. Batt	$407	$420	3.2%
Gadi Saarony	$425	$470	10.6%

Cash Bonuses. Our named executive officers are eligible to receive cash bonuses under our MIP, but only upon achievement of specific goals and targets. The MIP is intended to focus our executives and other employee participants on the accomplishment of organizational goals and specific individual performance objectives identified as critical to our success. Potential amounts payable under the MIP are calculated as a percentage of the applicable executive’s base salary paid during the fiscal year. The Committee establishes each executive’s percentage during the first quarter of each fiscal year based on the executive’s roles and responsibilities, the market information provided by the Consultant, the executive’s target percentage in prior years, the executive’s total compensation and the executive’s performance. At the same time, the Committee sets the corporate, business unit and personal performance goals for each executive. While payments under the MIP are calculated and paid according to the MIP, the Committee reserves the right to reward executives outside of the MIP in order to recognize extraordinary circumstances or performance of the executive or the Company.

Corporate performance goals for each fiscal year are set by the Board as a whole. Based on these performance goals and discussions with our Chief Executive Officer, the Committee sets financial and operational targets under the MIP for the executive officers individually. For those executives who are part of a business unit, business unit performance objectives consistent with corporate performance goals are set; for executives who are not part of a business unit, functional unit goals consistent with corporate performance goals are set. Finally, personal goals are proposed by each executive officer and are reviewed and approved by the Chief Executive Officer. Personal goals can constitute no more than 20% of the opportunity for any individual under the MIP. As an executive officer, the Chief Executive Officer’s goals are set in a similar fashion. Factors such as the effect of a goal on near-term and long-term company value (as measured by stock price), difficulty in attainment of a goal and ability of the executive officer, given his position in the organization, to impact that specific goal are all taken into account in this process.

Following the end of the fiscal year, the Committee, with the assistance of the Chief Executive Officer for all executive officers other than him, reviews actual results and performances against the goals for such fiscal year and determines the amounts, if any, of the bonuses to be paid to the executive officers under the MIP. The amounts actually paid are determined based on the extent to which goals for that year are achieved. The Committee may decrease but not increase a calculated payment under the MIP in certain circumstances. For example, an executive could receive a lower payment under the MIP when individual or business unit goals are achieved (or even overachieved) but the corporate goals are not achieved.

The Committee also reserves the right to reduce awards for individuals, or for the executive team as a whole, if, in its judgment, the achievement of goals was due to unusual business or environmental factors rather than actual executive performance. Discretionary bonuses were approved to be paid to the named executive officers as discussed below for Fiscal Year 2016, as no payments were made under the MIP for Fiscal Year 2016.

The Committee approved targets under the MIP for Fiscal Year 2016 in September 2015. A targeted operating income metric must be satisfied in order to fund the MIP and for any cash bonuses to be payable under the MIP for the applicable fiscal year. Under the MIP for Fiscal Year 2016, the executive officers’ incentives consisted of corporate, business unit and personal goals. The corporate goals set by the Board included specific adjusted EPS and net new business objectives, and the business unit objectives were based on achieving predetermined business unit BOM and customer satisfaction objectives. As noted above, many factors determine performance goals, and setting targets is both objective and subjective. In addition, the Committee believes that there is value in establishing goals that represent a performance “stretch.” For Fiscal Year 2016, Company goals were set to have a roughly 80% chance of attainment based on budgets, market conditions and historical factors. For executives to be awarded any payment under the adjusted EPS or BOM elements of the Fiscal Year 2016 MIP, at least 90% of the target had to be attained. For executives to be awarded any payment under the net new business element of the Fiscal Year 2016 MIP, 100% or more of the target had to be attained. Over-achievement of adjusted EPS and BOM goals enables an individual to earn more than 100% of the targeted MIP for these components. Each percentage point of overachievement related to adjusted EPS and BOM results in an additional 2% of target bonus related to that metric being earned (up to a maximum of 150% of target for that metric). Overachievement of net new business or personal goals does not result in an additional payout. However, to the extent any such payment for over-achievement would cause the Company to miss its operating income targets, that payment is reduced. Each percentage point of underachievement related to personal goals results in a 1% reduction of target bonus related to this metric.

Customer satisfaction is based upon the results of surveys taken during the fiscal year with our clients, using a 10-point rating system to measure overall customer satisfaction. For an executive to be awarded any payment under the customer satisfaction element of the Fiscal Year 2016 MIP, the average of all customer survey scores for overall customer satisfaction must be no lower than 0.4 points below the target set for Fiscal Year 2016. Each 0.1 point for overall customer satisfaction above the target will result in an additional 6.25% of target bonus related to that metric being earned (up to a maximum of 125% of target for that metric). Each 0.1 point for overall customer satisfaction below target results in a 12.5% reduction in target bonus related to this metric to a threshold payout of 50%.

For Fiscal Year 2016, the MIP goals focused primarily on growing EPS and growing net new business. The specific goal regarding adjusted EPS for Fiscal Year 2016 was for the Company to realize an adjusted diluted EPS of $3.20/share, a 14.7% increase over adjusted diluted EPS for Fiscal Year 2015. Adjusted diluted EPS for Fiscal Year 2016 was EPS calculated in accordance with generally accepted accounting principles in the United States, or GAAP, excluding: $1.6 million from the impact of net adjustments for acquisition and integration related charges in our PAREXEL Consulting segment; $3.3 million from the impact of net adjustments for legal settlements and acquisition, and integration-related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions; $4.4 million in severance, facility costs and changes in estimates related to the Company’s initiative to improve margins; $0.5 million in interest expense for legal settlements; and the associated impact of the foregoing adjustments to income taxes of approximately $2.6 million. Adjusted diluted EPS for Fiscal Year 2015 was EPS calculated in accordance with GAAP, excluding: $3.3 million in adjustments to legal charges related to disputes, and acquisition- and integration-related charges; restructuring charges of $19.8 million; $0.1 million in accelerated amortization of deferred financing fees; and the associated impact of the foregoing adjustments to income taxes of approximately $8.5 million. In September 2015, the Committee set a corporate net new business target for the Company of approximately $2.714 billion for Fiscal Year 2016, a 9.6% increase over corporate net new business for Fiscal Year 2015. With regard to the goals set by the Board for BOM and customer satisfaction objectives, in each case the Committee set an incentive objective with an expected probability of achievement of 80% based on historical performance and established budgets. With regard to the personal goals of the executives, the Committee set incentive targets with an expected probability of achievement of 80% based on historical performance and established budgets. For the Company as a whole, using actual adjusted numbers, 106.9% of the adjusted EPS target was achieved and 95.7% of the net new business target was achieved. No bonuses were paid under the MIP for Fiscal Year 2016 because the Company missed the target set for operating income required to fund the MIP.

In evaluating the Company’s performance for Fiscal Year 2016, the Committee took a broad look at the performance of the Company generally and management specifically. This included the root causes of the shortfall in achievement of certain operating targets related to the MIP in light of the generally strong performance in EPS, backlog, customer satisfaction and ROIC, the solid three-year total shareholder return, and particularly the achievement of milestones for a specific initiative initiated in Fiscal Year 2015 to improve operating margins over a three-year period. As a result of this review, the Committee concluded that awarding a discretionary bonus was in the best interests of PAREXEL to reinforce the importance of continued operating margin improvement, as well as to recognize the effort and achievements of key performers. The Committee concluded, however, that this special incentive needed to extend beyond the named executive officers and include the larger management team in order to have the intended effect. The discretionary bonuses were calculated with reference to the extent of actual achievement against the Fiscal Year 2016 MIP finance and business performance targets for each named executive officer discussed above. The bonus for Douglas Batt was increased to recognize his achievements regarding advancement of strategic goals of the Company during Fiscal Year 2016 and to closer align his annual compensation to market rates as measured by the Peer Group.

The personal goals for the named executive officers for Fiscal Year 2016 were as follows:

•	Mr. von Rickenbach’s personal goals for Fiscal Year 2016 consisted of qualitative goals relating to profitability, revenue growth, customer satisfaction, service offerings and investor relations.

•

Mr. Bank’s personal goals for Fiscal Year 2016 consisted of qualitative goals relating to development of management teams, profitability, finance function development, company strategy and client relationships.

•

Dr. Goldberg’s personal goals for Fiscal Year 2016 consisted of qualitative goals relating to profitability, development of management team, revenue growth, service offerings, customer satisfaction, operational improvement, business development, and investor relations.

•	Mr. Batt’s personal goals for Fiscal Year 2016 consisted of qualitative goals relating to operational improvement design and execution, service offerings, operational efficiency and profitability.

•

Mr. Saarony’s personal goals for Fiscal Year 2016 consisted of qualitative goals relating to development of management team, program and process implementation, profitability and operational improvements.

The incentive bonus targets under the MIP were established for the named executive officers by the Committee for Fiscal Year 2016, and the amount of the bonuses approved to be paid outside the MIP, were:

Executive	Metrics	Target Percent of Base[1]	Maximum Percent of Target[2]	Maximum Percent of Base[3]	Bonus Target	Actual Bonus Approved to be Paid[4]
Josef H. von Rickenbach	Net New Business EPS Personal	110%	130.0%	143.0%	$1,063,300	$679,400
Ingo Bank[5]	Net New Business EPS Personal	55%	132.5%	72.9%	$269,500	—
Mark A. Goldberg, M.D.	Net New Business EPS Personal Customer Satisfaction	75%	126.25%	94.69%	$466,500	$317,400
Douglas A. Batt	Net New Business EPS Personal	45%	130.0%	58.5%	$187,100	$158,900
Gadi Saarony.	Net New Business Personal BOM Customer Satisfaction	45%	127.5%	57.375%	$204,800	$152,800

[1]	Target incentive bonus of the executive expressed as a percentage of the executive’s base salary, assuming that MIP targets are met but not exceeded.

[2]	Maximum percentage by which an executive’s actual incentive bonus may exceed the executive’s target incentive bonus, assuming that MIP targets are exceeded.

[3]	The product of the preceding columns, which is equal to the maximum amount of incentive bonus an executive may receive under the MIP, expressed as a percentage of the executive’s base salary.

[4]	All bonuses approved to be paid were outside the MIP.

[5]	Mr. Bank resigned effective July 16, 2016.

The target and maximum achievement for corporate objective goals for Fiscal Year 2016 are set forth below.

Metric	Target Goal	Maximum Achievement Level	Actual Achievement Level (Percent of Target Goal)	Payout Related to Each Metric as a % of Target Payout
Net New Business	$2.714 billion	$2.714 billion	$2.596 billion	0%
			(95.7)%
Adjusted Diluted EPS	$3.20	$4.80	$3.42[1] (106.9%)	0%
BOM	BOM targets are set to a level where the expected probability of achievement is 80% based on historical performance and established budgets.
Customer Satisfaction	Customer satisfaction targets are set to a level where the
expected probability of achievement is 80% based on
historical data, and performance is based upon the results of
	customer surveys conducted by a third party.

[1]

Adjusted diluted EPS for Fiscal Year 2016 was EPS calculated in accordance with GAAP excluding: $1.6 million from the impact of net adjustments for acquisition- and integration-related charges in our PAREXEL Consulting segment; $3.3 million from the impact of net adjustments for legal settlements and acquisition- and integration-related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions; $4.4 million in severance, facility costs and changes in estimates related to the Company’s initiative to improve margins; $0.5 million in interest expense for legal settlements; and the associated impact of the foregoing adjustments to income taxes of approximately $2.6 million.

Equity Awards. Our equity awards program is the primary vehicle for offering long-term incentives to our executive officers, including named executive officers. We believe that equity grants provide our executives with a strong link to our long-term stock performance, create an ownership culture and help to align the interests of our executive officers and our shareholders. Equity grants are intended as both a reward for contributing to our long-term success and an incentive for future performance. The vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to our named executive officers to remain in our employ during the vesting period. In determining the size of an equity grant to one of our executives, the Committee considers a number of factors, including, but not limited to, comparable equity awards of executives in our Peer Group, our company-level financial performance, the applicable executive’s previous awards and the recommendations of management and the consultants to the Committee. In addition the Committee takes into consideration the total amount of the grants to ensure that the amounts are within the ranges for our Peer Group.

Equity awards have typically taken the form of stock options, restricted stock or restricted stock unit awards and performance restricted stock units, or PRSUs. However, under the terms of our stock incentive plans, we may grant equity awards other than stock options, restricted stock and restricted stock unit awards, such as stock appreciation rights. Equity-based compensation is converted to a dollar basis using accepted methods such as the

Black-Scholes option pricing model and in a manner consistent with reporting under Financial Accounting Standards Board, or FASB, Accounting Standards Classification, or ASC, Topic 718, Compensation-Stock Compensation.

The Committee approves all equity awards. The Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall compensation philosophy and objectives. In addition, the Committee considers competitive data provided by the Consultant; individual performance during the relevant fiscal year; retention levels evidenced by existing equity ownership; previous grants of stock options, restricted stock and restricted stock units; vesting schedules of outstanding stock options, restricted stock and restricted stock units; and past financial performance and future expectations.

The Committee typically makes stock option and/or time- and performance-based restricted stock or restricted stock unit award grants to new executives, and annual grants to incumbent executives. However, the Committee has the discretion to make grants more frequently. Typically, our option awards vest 25% per year over four years, and restricted stock and restricted stock unit awards vest 100% on the third anniversary of the grant date if the Company had a positive adjusted net income for the fiscal year that the award was granted. The Committee also grants awards of PRSUs, which require that the Company satisfy certain financial metrics over a three-year period in order for any PRSUs to vest and shares be issued on the third anniversary of the grant date. The terms of the PRSUs allow the recipient to receive up to 150% of the award target potential in the event metric targets are exceeded. The Committee believes these targets represent challenging goals that will require significant growth in revenues and profitability to achieve. We disclose the target metric for the PRSUs in arrears because they represent competitively sensitive information that would reveal, among other things, our assessments of potential market opportunities and expectations about future revenues and profitability based on our insight into market conditions. The Committee believes that PRSU awards further align management with shareholder interests and directly link incentive awards to shareholder value creation, as well as the potential to qualify the awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m), which is in the interest of shareholders (see discussion below under “Tax and Accounting Considerations”).

In September 2015, we made the following grants of restricted stock/restricted stock units, stock options and PRSUs to our named executive officers:

Executive	Number of Shares of Restricted Stock(#)	Number of Securities Underlying Options (#)	Target Number of Securities Underlying PRSUs (#)
Josef H. von Rickenbach	21,015	95,000	9,000
Ingo Bank	4,700	21,000	2,000
Mark A. Goldberg, M.D.	5,900	26,800	2,500
Douglas A. Batt	2,500	11,400	1,100
Gadi Saarony.	2,400	10,700	1,000

In September 2016, the Committee reviewed the Company’s Fiscal Year 2016 financial results to determine the amounts earned for each of our named executive officers under the PRSUs awarded in September 2014, or the 2014 PRSUs, and those awarded in September 2015, or the 2015 PRSUs, based on metrics for Fiscal Year 2016. The number of shares of common stock earned under the 2014 PRSUs and 2015 PRSUs in Fiscal Year 2016 were as follows:

Grant	Performance Period	Target Performance	Actual Performance	Shares Earned (% of Annual Target)[1]
2014 PRSUs	Fiscal Year 2016	$276 million Adjusted EBITA[2]	$289.8 million	110.0%[3]
2015 PRSUs	Fiscal Year 2016	$276 million Adjusted EBITA[2]	$289.8 million	110.0%[4]

[1]

The annual target is equal to the target number of securities underlying a PRSU award divided by 3. The PRSUs will vest with regard to earned shares, and be paid in shares of common stock, upon vesting. In addition, any shares not earned in year 1 are eligible to be earned in the second performance period based on the average 2-year Adjusted EBITA as measured at the end of year 2, and shares not earned in years 1 and/or 2 are eligible to be earned in the year 3 based on the average 3-year Adjusted EBITA as measured at the end of year 3.

[2]

Adjusted EBITA is earnings before interest, taxes and amortization, as adjusted for (i) extraordinary items (ii) unusual or non-recurring items unrelated to the core business operations, (iii) discontinued operations,

(iv) gains or losses on the dispositions of discontinued operations, (v) the cumulative effects of changes in accounting principles, (vi) gains or losses related to financing activities, or (vii) acquisition- and integration-related charges.

[3]

Vests on September 10, 2017. For Fiscal Year 2015, only 82.5% of the Annual Target Shares were earned based upon an Adjusted EBITA of $239.5 million against a target of $248 million. The unearned Annual Target Shares for Fiscal Year 2015 have now been earned based upon the average Adjusted EBITA for Fiscal Year 2015 and Fiscal Year 2016.

[4]	Vests on September 9, 2018.

The Committee reviews and approves all equity incentive grants at regularly scheduled Committee meetings. Historically, the Committee has set the exercise price of the stock options equal to the closing price of our common stock on the Nasdaq Global Select Market on the most recent trading day prior to the grant date. We have no practice or policy under which stock options or restricted stock or restricted stock units would be granted in anticipation of future company events.

As stated above, the Committee granted annual equity awards to the Company’s named executive officers in September 2015. In determining the amount and terms of such equity awards, the Committee considered the following factors, each of which is discussed below:

•	our financial performance relative to that of the companies in our Peer Group;

•	our business strategy and organizational objectives;

•	our total reward strategy and compensation philosophy;

•	competitive data provided by the Consultant;

•	the accounting charge associated with each equity award; and

•	each named executive officer’s general performance during the relevant fiscal year.

With regard to our financial performance relative to that of the companies in our Peer Group, the Committee reviewed one-year and three-year revenue growth, return on equity and pre-tax income margin of the companies in our Peer Group over the relevant time period and noted that the Company’s financial performance was approximately equal to the median. As a result of this analysis, the Committee decided that the amount and terms of equity awards to our named executive officers should generally track the median of the amounts and terms of equity awards granted to named executive officers at the companies in our Peer Group.

Using data provided by the Consultant, the Committee considered, with respect to each of our named executive officers, the market-competitive range for equity grants for executive officers of comparable positions based on reviewing the 25th, 50th and 75th percentiles of the companies in our Peer Group, using the 50th percentile as its reference point. The dollar value of awards was then determined in light of the analysis described in the following paragraph. The Committee calculated the number of shares to grant to our named executive officers by dividing the determined dollar amounts by the closing price of our common stock on the previous day for restricted stock, and the estimated Black-Scholes value for stock options. The Committee elected to use our current stock price in the calculation because it determined that such metric best reflected the value of the Company’s common stock at the time of the decision.

The Committee considered the general performance (taking into account past performance and expected future contributions) of each of our named executive officers over the course of the year, as well as retention requirements, and then made a subjective determination as to the size of the equity award versus the market competitive range. This evaluation was not made against a pre-determined set of criteria, but was a general subjective assessment of overall individual performance during the relevant time period. Following those calculations, the Committee then reviewed the accounting charge that would be associated with each preliminary grant to each of our named executive officers to determine if such charge would have a disproportionately negative effect on our financial performance. As a result of these considerations, the Committee granted the equity awards in the amounts calculated as described in the preceding paragraph.

The following grants of restricted stock, stock options and PRSUs were awarded on September 14, 2016, after the end of Fiscal Year 2016, in accordance with the methodology and granting practice discussed above, with the exception that RSAs vest in annual increments of 33 1/3% starting on the first anniversary of the date of grant:

Executive	Number of Shares of Restricted Stock(#)	Number of Securities Underlying Options (#)	Target Number of Securities Underlying PRSUs (#)
Josef H. von Rickenbach	29,600	50,800	14,800
Ingo Bank[1]	—	—	—
Mark A. Goldberg, M.D.	14,800	25,400	7,400
Douglas A. Batt	3,900	6,600	1,900
Gadi Saarony.	3,700	6,300	1,900

[1]	Mr. Bank resigned effective July 16, 2016.

Benefits and Other Compensation. We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. During Fiscal Year 2016, we generally matched 100% of the employee contributions to our 401(k) plan, up to a maximum of 3% of the participating employee’s annual salary and not to exceed $3,000, and subject to certain additional statutory age-based dollar limitations. Named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Each of our named executive officers located in the United States contributed to our 401(k) plan, and their contributions were matched by the Company.

We also maintain a non-qualified deferred compensation plan, which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Participating executives may defer up to 100% of their annual compensation. The amounts deferred are fully vested and can be invested in a number of index, tax-exempt and growth fund investment vehicles. We do not make any contributions, matching or otherwise, to the non-qualified deferred compensation plan. Amounts deferred are payable in 15 annual installments once the participant has reached the age of 65, although an executive may request that payments of deferred amounts be made in a fewer number of payments. Amounts deferred are also payable on the first day of the month following termination of the participant’s employment with us for any reason prior to the age of 65 or due to total and permanent disability.

We occasionally pay relocation expenses for newly hired executive officers whom we require to relocate as a condition of their employment by us. We believe that this is a typical benefit offered by comparable companies to executives who are asked to relocate and that we would be at a competitive disadvantage in trying to attract executives if we did not offer relocation assistance.

In Fiscal Year 2016, Mr. von Rickenbach recognized $26,675 in income in connection with the use of a company car. In addition, Mr. von Rickenbach received tax gross-up payments for income taxes on his use of a company car in the amount of $19,838.

Our employee stock purchase program is generally available to all employees who work more than 20 hours per week, including our named executive officers so long as they own less than 5% of our outstanding shares of common stock. Our employee stock purchase plan allows participants to purchase shares of our common stock at a 5% discount from the fair market value of the common stock at the end of the applicable purchase period. Mr. von Rickenbach participated in the employee stock purchase program during Fiscal Year 2016.

Severance and Change of Control Agreements.    We have entered into an employment agreement with Mr. von Rickenbach and Executive Change of Control/Severance Agreements with Dr. Goldberg and Mr. Batt. These agreements are described below under the caption “Employment and Change of Control Agreements.”

Pursuant to the employment agreement we have entered into with Mr. von Rickenbach and the Executive Change of Control/Severance Agreements with Dr. Goldberg and Mr. Batt, such executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances. In negotiating and establishing the terms of these agreements with our named executive officers, the Committee sought to bring the executives’ employment terms in line with the severance terms of executives in our Peer Group. We believe that providing these benefits helps us to compete for and retain executive talent. After reviewing the practices of companies represented in our Peer Group, we believe that our change of control severance benefits are generally in line with packages offered to executives by these companies.

Our change of control benefits are structured as “double trigger” benefits. In other words, the change of control itself does not trigger benefits; rather, benefits are paid only if the employment of the executive is terminated either by the Company without cause or by the executive for good reason during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing executives with appropriate incentives to support any change of control that is in the best interests of the shareholders and as a result of which they believe they may lose their jobs.

We have provided more detailed information about these benefits, along with estimates of their value in various circumstances, under the captions “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change of Control” below.

Compensation Policies and Practices as They Relate to Risk Management

We have reviewed our compensation policies and programs for all employees and concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. In 2014, the Committee adopted an Executive Compensation Recoupment Policy, or the Clawback Policy, pursuant to which cash and equity incentive compensation paid to an executive officer may be recovered by the Company in the event that such executive officer’s intentional misconduct results in non-compliance with financial reporting obligations and a restatement of the Company’s financial reports.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer and the three other most highly compensated executive officers (but not including our chief financial officer). Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. There can be no assurance that compensation attributable to our incentive arrangements will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of our company and our shareholders.

Stock Ownership Guidelines

We have stock ownership guidelines which require each of our executive officers, within five years of becoming an executive officer of the Company, to own the number of shares of our common stock equal to the greater of (a) 10,000 shares of our common stock or (b) the executive officer’s then current base salary multiplied by the multiple specified below, with the product then divided by the average closing price of our common stock for the prior one-year period as of the last day of the fiscal year. The multiple used for this calculation is equal to:

•	3.0x for our Chief Executive Officer;

•	1.5x for our Chief Operating Officer; and

•	1.0x for all other executive officers.

Each of our executive officers is required to retain 50% of the net shares he or she receives through our equity incentive program until the minimum ownership requirement is satisfied. The ownership requirement may be satisfied with shares of unvested restricted stock and restricted stock units, as well as vested, unexercised, in-the-money stock options.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement required by Item 402(b) of Regulation S-K with our management. Based on its review and discussions with our management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee

of the Board of Directors

Ellen M. Zane (Chairman)

Patrick J. Fortune, Ph.D

Richard L. Love

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers during Fiscal Year 2016 with respect to our three most recently completed fiscal years. We refer to these executive officers as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1,2]	Option Awards ($) [1]	Non- Equity Incentive Plan Compensation ($)	All Other Compen- sation ($)[3]	Total ($)
Josef H. von Rickenbach	2016	966,874	679,400	1,984,292	2,062,315	—	72,692	5,765,573
Chairman and Chief	2015	933,600	400,435	2,079,460	1,869,571	—	73,478	5,356,544
Executive Officer	2014	883,333	—	1,752,638	1,772,320	1,037,525	73,264	5,519,080
Ingo Bank[4]	2016	490,054	—	442,937	455,880	—	8,981	1,397,852
Senior Vice President and	2015	463,333	137,206	438,730	396,758	—	8,579	1,444,606
Chief Financial Officer	2014	441,477	250,000	828,935	819,543	266,780	6,427	2,613,162
Mark A. Goldberg, M.D.	2016	622,263	317,400	555,324	581,790	—	17,921	2,094,698
President and Chief Operating	2015	597,400	151,417	558,930	500,957	—	17,364	1,826,067
Officer	2014	570,000	—	512,610	518,434	389,320	15,936	2,006,300
Gadi Saarony	2016	455,051	152,800	224,774	232,282	—	6,873	1,071,780
Senior Vice President,	2015	418,530	103,400	204,340	186,356	—	6,332	918,958
Clinical Research Services	2014	396,694	100,000	185,516	188,083	183,825	5,747	1,059,865
Douglas A. Batt	2016	415,860	158,900	237,996	247,478	—	7,726	1,067,960
Senior Vice President	2015	402,458	70,622	246,410	222,425	—	7,030	948,945
General Counsel and Secretary	2014	388,693	—	234,336	238,721	189,056	6,685	1,057,491

[1]

These amounts represent the aggregate grant date fair value of restricted stock and stock option awards for Fiscal Year 2016, Fiscal Year 2015 and the fiscal year ended June 30, 2014, or Fiscal Year 2014, respectively, in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The amounts calculated in accordance with FASB ASC Topic 718 may not reflect actual amounts realized by the named executive officer for these awards during Fiscal Years 2016, 2015 or 2014. Refer to Note 12, “Stock and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2016 filed with the SEC on September 9, 2016 for the relevant assumptions used to determine the valuation of our option and restricted stock awards. We recognize the value as of the grant date for stock options and restricted stock for financial reporting purposes over the number of days of service required for the award to become vested.

[2]

Includes PRSUs (at target). The value of all stock awards issued in Fiscal Year 2016 assuming vesting of the maximum number of PRSUs would be as follows: Mr. von Rickenbach — $2,281,787; Mr. Bank — $509,047; Dr. Goldberg — $637,962; Mr. Saarony — $257,829; and Mr. Batt — $274,357.

[3]	“All Other Compensation” for each of our named executive officers for Fiscal Year 2016 includes the following:

	Mr. von Rickenbach	Mr. Bank	Dr. Goldberg	Mr. Saarony	Mr. Batt
Tax gross up for use of company car	$19,838	—	—	—	—
Use of company car	$26,675	—	—	—	—
Company match on 401(k)	$3,000	$3,000	$3,000	$3,000	$3,000
Premiums paid by us for supplemental disability insurance	$23,179	$5,981	$10,920	$3,873	$4,726
Professional development fees	—	—	$4,001	—	—

[4]	Mr. Bank started employment with the Company in July 2013 and resigned effective July 16, 2016.

The table below shows each grant of an award made to a named executive officer under any incentive plan during Fiscal Year 2016.

Grants of Plan-Based Awards For Fiscal Year 2016

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards*[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)*	All Other Option Awards: Number of Securities Underlying Options (#)*	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date[2]	Grant Date Fair Value of Stock and Option Awards[3]
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Josef H. von Rickenbach	9/9/15	552,900	1,063,561	1,382,629
	9/9/15				450	9,000	13,500				$66.11	$594,990
	9/9/15							21,015			$66.11	$1,389,302
	9/9/15								95,000	$66.58	$66.11	$2,062,315
Ingo Bank	9/9/15	124,000	269,529	360,496
	9/9/15				110	2,200	3,000				$66.11	$132,220
	9/9/15							4,700			$66.11	$310,717
	9/9/15								21,000	$66.58	$66.11	$455,880
Mark A. Goldberg M.D	9/9/15	235,600	466,697	589,220
	9/9/15				125	2,500	3,750				$66.11	$165,275
	9/9/15							5,900			$66.11	$390,049
	9/9/15								26,800	$66.58	$66.11	$581,790
Gadi Saarony	9/9/15	109,600	204,773	261,085
	9/9/15				50	1,000	1,500				$66.11	$66,110
	9/9/15							2,400			$66.11	$158,664
	9/9/15								10,700	$66.58	$66.11	$232,282
Douglas A. Batt	9/9/15	97,300	187,137	243,278
	9/9/15				55	1,100	1,650				$66.11	$72,721
	9/9/15							2,500			$66.11	$165,275
	9/9/15								11,400	$66.58	$66.11	$247,478

*	Equity awards were granted pursuant to our 2005 Stock Incentive Plan, referred to as the 2005 Plan, and our 2010 Stock Incentive Plan, referred to as the 2010 Plan. Non-equity awards were granted pursuant to our 2016 MIP.
[1]	These columns reflect threshold, target and maximum payout levels under our 2016 MIP. No amounts were earned by any of the individuals listed above.

[2]

This column represents the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant. However, pursuant to our equity compensation grant procedures, the stock option awards were granted with an exercise price equal to the closing price of the Company’s common stock on NASDAQ on the last trading day prior to the date of grant.

[3]

The grant date fair value is the value of the awards as determined in accordance with FASB ASC Topic 718 and assumes target level achievement of performance based awards. Refer to Note 12, “Stock and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2016 filed with the SEC on September 9, 2016 for the relevant assumptions used to determine the valuation of our option and restricted stock awards. We recognize the value as of the grant date for stock options and restricted stock for financial reporting purposes over the number of days of service required for the award to become vested.

The following table sets forth information concerning restricted stock and restricted stock units that had not vested and stock options that had not been exercised for each of the named executive officers as of June 30, 2016.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Un- exercised Options (#) Un- exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1,2]
Josef H. von Rickenbach	37,925	—		20.26	9/21/2019	35,900	[3]	2,257,392	3,467	218,005
	54,400	27,200	[4]	30.64	9/19/2020	24,200	[5]	1,521,696	6,000	377,280
	36,750	36,750	[6]	48.69	9/11/2021	21,015	[7]	1,321,423
	23,325	69,975	[8]	57.93	9/10/2022	7,280	[9]	457,766
	—	95,000	[10]	66.58	9/9/2023	3,300	[11]	207,504
Ingo Bank[12]	17,320	17,320	[13]	47.95	7/8/2021	17,320	[14]	1,089,082	733	46,091
	4,950	14,850	[8]	57.93	9/10/2022	5,100	[5]	320,688	1,333	92,182
	—	21,000	[10]	66.58	9/9/2023	4,700	[7]	295,536
						1,539	[9]	96,772
						733	[11]	50,681
Mark A. Goldberg, M.D.	13,005	—		20.26	9/21/2019	10,500	[3]	660,240	933	58,667
	23,325	7,775	[4]	30.64	9/19/2020	6,500	[5]	408,720	1,666	104,758
	10,750	10,750	[6]	48.69	9/11/2021	5,900	[7]	370,992
	6,250	18,750	[8]	57.93	9/10/2022	1,960	[9]	123,245
	—	26,800	[10]	66.58	9/9/2023	917	[11]	57,661
Gadi Saarony	—	2,325	[4]	$30.64	9/19/2020	3,800	[3]	238,944	333	20,939
	—	3,900	[6]	$48.69	9/11/2021	2,400	[5]	150,912	666	41,878
	2,325	6,975	[8]	$57.93	9/10/2022	2,400	[7]	150,912
	—	10,700	[10]	$66.58	9/9/2023	700	[9]	44,016
	—					367	[11]	23,077
Douglas A. Batt	5,500	—		$12.55	9/9/2017	4,800	[3]	301,824	400	25,152
	22,200	—		$21.97	9/15/2018	2,900	[5]	182,352	734	46,154
	22,600	—		$20.26	9/21/2019	2,500	[7]	157,200
	11,100	3,700	[4]	$30.64	9/19/2020	840	[9]	52,819
	4,950	4,950	[6]	$48.69	9/11/2021	403	[11]	25,341
	2,775	8,325	[8]	$57.93	9/10/2022
	—	11,400	[10]	$66.58	9/9/2023

[1]	Based on $62.88, the last sales price of our common stock on the NASDAQ Global Select Market on June 30, 2016.

[2]	Assumes target-level achievement of performance-based awards.

[3]	Shares of restricted stock granted on September 11, 2013. These shares vested in full on September 11, 2016.

[4]	These stock options were granted on September 19, 2012 and vest in four equal annual installments starting on the first anniversary of the date of grant.

[5]	Shares of restricted stock granted on September 10, 2014. These shares are scheduled to vest in full on September 10, 2017.

[6]	These stock options were granted on September 11, 2013 and vest in four equal annual installments starting on the first anniversary of the date of grant.

[7]	Shares of restricted stock granted September 9, 2015. These shares are scheduled to vest in full on September 9, 2018.

[8]	These stock options were granted on September 10, 2014 and vest in four equal annual installments starting on the first anniversary of the date of grant.

[9]	Shares earned under a PRSU award, which are scheduled to vest in full on September 10, 2017.

[10]	These stock options were granted on September 9, 2015 and vest in four equal annual installments starting on the first anniversary of the date of grant.

[11]	Shares earned under a PRSU award, which are scheduled to vest in full on September 9, 2018.

[12]	Mr. Bank resigned effective July 16, 2016, and as a result, all of his unvested equity awards as of that date terminated.

[13]	These stock options were granted on July 8, 2013 and vest in four equal annual installments starting on the first anniversary of the date of grant.

[14]	Shares of restricted stock granted July 8, 2013. These shares vested in full on July 8, 2016.

The following table sets forth information concerning the exercise of stock options and the vesting of awards of restricted stock during Fiscal Year 2016 for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Josef H. von Rickenbach	—	—	57,100	4,116,910
Ingo Bank	—	—	—	—
Mark A. Goldberg, M.D.	8,995	473,027	16,300	1,175,230
Gadi Saarony	12,425	439,646	4,900	353,290
Douglas A. Batt	5,000	305,500	7,800	562,380

[1]	Value realized on exercise is based on the difference between the closing sales price of our common stock on the applicable exercise date and the exercise price of the options.

[2]	Value realized on vesting is based on the closing sales price of our common stock on the applicable vesting date.

The following table sets forth information concerning contributions from the named executive officers to our Nonqualified Deferred Compensation Plan for Fiscal Year 2016.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earning in Last FY ($)[2]	Aggregated Withdrawals/ Distributions ($)	Aggregate Balance at Last FY End ($)[3]
Josef H. von Rickenbach	—	—	81,748	—	4,145,916
Ingo Bank	52,000	—	(4,804)	—	386,091
Mark A. Goldberg, M.D.	100,000	—	(440)	—	380,863
Gadi Saarony	—	—	—	—	—
Douglas A. Batt	—	—	—	—	—

[1]	Amounts in this column are reported as compensation for Fiscal Year 2016 in the Summary Compensation Table on page 36.

[2]	Amounts in this column are not reported as compensation for Fiscal Year 2016 in the Summary Compensation Table on page 36.

[3]

Of the amounts reported in this column, the following amounts have been reported in the Summary Compensation Tables of our proxy statements for previous fiscal years: Mr. von Rickenbach — $2,615,115; Mr. Bank — $368,511; and Dr. Goldberg — $250,000.

Our Nonqualified Deferred Compensation Plan is a non-qualified deferred compensation plan, which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. A participating executive may defer up to 100% of his annual compensation. The amounts deferred are fully vested and are invested in conservative investment vehicles. We do not make any contributions, matching or otherwise. Amounts deferred are payable in 15 annual installments once the participant has reached the age of 65, although a participant may request fewer payments. Amounts deferred are also payable on the first day of the month following termination of the participating executive’s employment with us prior to the age of 65 for any reason or due to total and permanent disability.

Employment and Change of Control Agreements

We have entered into agreements with each of our named executive officers other than Mr. Saarony, the terms of which are summarized below. In addition, each of our named executive officers is bound by the terms of a Key Employee Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during, and for one year subsequent to, the term of employment.

Mr. von Rickenbach

We have entered into an amended and restated employment agreement, dated April 15, 2008, with Mr. von Rickenbach. This agreement expires on April 15, 2017 and will automatically renew for additional three year periods, unless either party opts not to renew at least 90 days prior to the end of any applicable three-year period. Under the terms of the agreement, in the event we terminate the agreement by non-renewal, all unexpired stock options and awards of restricted stock held by Mr. von Rickenbach would vest and he would receive a lump sum payment for any salary, incentive payments and benefits, perquisites and services earned through the last day of the term of the agreement.

In addition, in the event of termination by us other than for “cause” (as defined in the agreement), or by Mr. von Rickenbach for “good reason” (as defined in the agreement), and not in connection with a “change of control” of the Company (as defined in the agreement), or for termination due to death or disability, Mr. von Rickenbach would be entitled to receive (i) a lump sum cash payment equal to the amount of base salary, bonus payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following termination, (ii) the vesting of all unexpired stock options and awards of restricted stock, and (iii) a lump sum cash payment for all other awards under any other long-term incentive plan.

In the event of termination by us other than for cause, or by Mr. von Rickenbach for good reason, during the period beginning 12 months prior to, and ending 18 months following, a change of control, Mr. von Rickenbach would be entitled to receive (i) a lump sum cash payment equal to the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change of control, (ii) a lump sum cash payment equal to the amount of base salary, incentive payments and benefits, perquisites and services that otherwise would have been payable to him for the three-year period following the change of control, (iii) outplacement services and (iv) the vesting of all unexpired stock options, awards of restricted stock and other long term incentive programs. The agreement further provides that benefits will be supplemented by an additional payment to “gross up” Mr. von Rickenbach for any excise tax under the “golden parachute” tax provisions of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, unless the value of all payments to be received under the amended and restated employment agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped).

Dr. Goldberg and Messrs. Batt and Bank

We are party to Executive Change of Control/Severance Agreements with each of Dr. Goldberg and Mr. Batt. Under the terms of these agreements if the executive’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the bonus that would have been payable to him during the year in which termination occurs. Dr. Goldberg would also be entitled to accelerated vesting of stock options, shares of restricted stock and capital accumulation benefits in this situation. If we terminate the executive’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or the executive terminates his employment “for good reason” (as defined in the agreement) during the 18-month period following a change of control, he would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination, (ii) accelerated vesting of stock options, shares of restricted stock, other outstanding awards issued under the Company’s stock incentive plans, and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreements further provide that the benefits will be supplemented by an additional payment to “gross up” the executive for any excise tax under the “golden parachute” tax provisions of the Code. We were party to an Executive Change of Control/Severance Agreement with Mr. Bank prior to his resignation, an agreement that had the same terms as Mr. Batt’s agreement, but excluded any tax “gross up” benefit.

Potential Payments Upon Termination or Change of Control

The table below shows the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The tables below assume that such termination occurred on June 30, 2016, and amounts are calculated using a stock price of $62.88, which was the closing price of our common stock as reported on the NASDAQ Global Select Market on June 30, 2016, the last day of trading of Fiscal Year 2016. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are generally available to employees.

Name	Benefit[1]	Death/ Disability		Termination Without Cause or for Good Reason			Termination Without Cause or for Good Reason in Connection with a Change of Control
Josef H. von Rickenbach[2]	Salary Payments	$6,143,196	[3]		$6,143,196	[3]	$6,143,196	[4]
	Continued Benefits, Perquisites and Services	$259,943	[5]		$259,943	[5]	$259,943	[6]
	Outplacement Services	N/A			N/A		$35,000	[7]
	Market Value of Stock Option Vesting[8]	$1,744,787	[9]		$1,744,787	[9]	$1,744,787	[9]
	Long Term Incentives[8]	$6,322,898	[10]		$6,322,898	[10]	$6,322,898	[10]
	Tax Gross Up	N/A			N/A		$0	[15]
	Total	$14,470,824			$14,470,824		$14,505,824
Ingo Bank[18]	Salary Payments	N/A			$500,080	[11]	$775,125	[12]
	Insurance Coverage	N/A			N/A		$26,475	[13]
	Market Value of Stock Option/Restricted Stock Vesting[8]	$1,213,170	[14]		N/A		$1,213,170	[14]
	Value of Capital Accumulation Vesting	N/A			N/A		N/A
	Tax Gross Up	N/A			N/A		N/A
	Total	$1,213,170			$500,080		$2,014,770
Mark A. Goldberg, M.D.	Salary Payments	N/A			$630,344	[11]	$1,103,102	[12]
	Insurance Coverage	N/A			N/A		$30,292	[13]
	Market Value of Stock Option/Restricted Stock Vesting[8]	$2,270,054	[14]		$2,270,054	[14]	$2,270,054	[14]
	Value of Capital Accumulation Vesting	N/A			N/A		N/A
	Tax Gross Up	N/A			N/A		$0	[15]
	Total	$2,270,054			$2,900,398		$3,403,448
Gadi Saarony	Salary Payments	N/A			$469,936	[16]	$469,936	[16]
	Insurance Coverage	N/A			N/A		N/A
	Market Value of Stock Option/Restricted Stock Vesting[8]	$831,349	[14]	$	N/A		$126,263	[17]
	Value of Capital Accumulation Vesting	N/A			N/A		N/A
	Tax Gross Up	N/A			N/A		N/A
	Total	$831,349			$469,936		$596,199
Douglas A. Batt	Salary Payments	N/A			$420,204	[11]	$609,295	[12]
	Insurance Coverage	N/A			N/A		$28,532	[13]
	Market Value of Stock Option/Restricted Stock Vesting[8]	$1,017,177	[14]		N/A		$1,017,177	[14]
	Value of Capital Accumulation Vesting	N/A			N/A		N/A
	Tax Gross Up	N/A			N/A		$0	[15]
	Total	$1,017,177			$420,204		$1,655,004

[1]

These values are based on the executive’s base salary as of June 30, 2016, the type of insurance coverage and premiums in effect as of June 30, 2016 and the benefits, perquisites and services provided as of June 30, 2016.

[2]

In the event Mr. von Rickenbach is terminated due to non-renewal of his employment agreement, all unexpired stock options and awards of restricted stock held by Mr. von Rickenbach would vest and all other awards under any other long-term incentive plan, whether vested or not, would be paid out in a lump sum. Based on the last sale price of our common stock on June 30, 2016, which was $62.88, and assuming Mr. von Rickenbach holds, as of termination, the same awards he held as of June 30, 2016, the total value of the accelerated vesting would be $7,950,728.

[3]

Represents a lump sum cash payment equal to the amount of Mr. von Rickenbach’s base salary and bonus that he would have been entitled to receive if he had remained employed for the three-year period following termination of employment.

[4]

Represents a lump sum cash payment equal to the amount of Mr. von Rickenbach’s base salary and bonus that he would have been entitled to receive if he had remained employed through the change of control and for the three-year period following the change of control.

[5]	Represents aggregate amounts payable over three years for continuation of insurance coverage, perquisites and services, including car allowance.

[6]

Represents the amount of benefits, perquisites and services, including car allowance that would have been payable to Mr. von Rickenbach if he had remained employed through the change of control and for the three-year period following the change of control.

[7]	Represents the value of outplacement services.

[8]	Based on the last sale price of our common stock on June 30, 2016, or $62.88.

[9]	Represents immediate vesting of all unexpired stock options.

[10]

Represents accelerated vesting of restricted stock, including the performance-based restricted stock units earned at 82.5% of target and 110% of target based on the attainment of the performance goals as of June 30, 2015 and 2016.

[11]	Represents a lump sum cash payment equal to 12 months of the executive’s base salary plus bonus based upon the bonus actually paid to him for Fiscal Year 2016.

[12]	Represents a lump sum cash payment equal to 12 months of the executive’s base salary plus target bonus for the year of termination.

[13]	Represents the amounts payable over 12 months for the continuation of insurance benefits.

[14]

Represents accelerated vesting of all stock options and restricted stock, including the accelerated vesting of performance-based restricted stock units earned at 82.5% of target and 110% of target based on the attainment of the performance goals as of June 30, 2015 and 2016.

[15]	Represents the amount of the tax “gross up” payment for excise tax under the “golden parachute” tax provision of the Code.

[16]

Represents a continuation of payments equal to 12 months of the executive’s base salary for the year of termination; however, this amount will not be paid if the Company waives its right to enforce Mr. Saarony’s non-competition period of 12 months.

[17]

Represents accelerated vesting of performance-based restricted stock units earned at 82.5% of target and 110% of target based on the attainment of the performance goals as of June 30, 2015 and 2016, pursuant to the Performance Restricted Stock Unit Agreement for PRSU grant made on September 10, 2014 and September 9, 2015.

[18]	Mr. Bank resigned effective July 16, 2016.

DIRECTORS’ COMPENSATION

We use a combination of cash and equity-based compensation to attract and retain candidates to serve on our Board of Directors. We do not compensate directors who are also our employees for their service on our Board of Directors. As a result, Mr. von Rickenbach, our Chief Executive Officer, does not receive any compensation for his service on our Board of Directors. We periodically review our cash and equity-based compensation for non-employee directors. As part of that process, we review director compensation at comparable companies, availability of the skill and experience sets the Company requires, the risks that an individual assumes by serving as a director of a public company and other relevant market data. Director compensation is overseen by the Nominating and Corporate Governance Committee rather than the Compensation Committee, which focuses on employee compensation.

Meeting Fees

Members of the Board of Directors who are not our employees are paid:

•	$2,000 for each meeting of the Board attended in person;

•	$1,000 for each meeting of the Board attended by telephone conference call;

•	$2,000 for each meeting of the Audit and Finance Committee of the Board attended by telephone conference call or in person (effective July 14, 2016); and

•	$1,000 for each meeting of any other committee of the Board attended by telephone conference call or in person.

Annual Retainer

In addition to meeting fees, we pay our non-employee directors the following cash retainers annually in arrears:

Director Retainers	$45,000	[1]
Committee Chair Retainers:
● Audit and Finance Committee	$15,000
● Compensation Committee	$12,500
● Human Resources Committee	$10,000
● Nominating and Corporate Governance Committee	$10,000
Presiding Director Retainer	$20,000

[1]	Increased to $55,000 starting in the fiscal year ending June 30, 2017.

Equity Compensation

Non-employee directors are eligible to receive equity compensation such as options to purchase shares of our common stock, restricted stock and other equity compensation on a discretionary basis pursuant to our stock incentive plans.

Fiscal Year 2016 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors for service on our Board in Fiscal Year 2016. During Fiscal Year 2016, we did not grant options to purchase shares of our common stock to any of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)[1]	Total ($)
A. Dana Callow	110,000	159,986	269,986
Patrick J. Fortune, Ph.D.	92,000	159,986	251,986
Maykin Ho, Ph.D.	62,000	159,986	221,986
Eduard E. Holdener, M.D.	63,000	159,986	222,986
Christopher J. Lindop	89,000	159,986	248,986
Richard L. Love	84,208	159,986	244,194
Ellen M. Zane	81,292	159,986	241,278

[1]	These amounts represent the aggregate grant date fair value of restricted stock awards for Fiscal Year 2016, in accordance with FASB ASC Topic 718. The amounts calculated in accordance with FASB ASC

Topic 718 may not reflect actual amounts realized by the directors for these awards during Fiscal Year 2016. We recognize the value as of the grant date for restricted stock for financial reporting purposes over the number of days of service required for the grant to become vested. These awards vest in full one year from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal Year 2016, our Compensation Committee consisted of Ms. Zane, Mr. Love and Dr. Fortune. No one who served on the Compensation Committee during Fiscal Year 2016 has ever been an officer or employee of PAREXEL or any of our subsidiaries, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No member of the Compensation Committee receives compensation, directly or indirectly, from PAREXEL in any capacity other than as a director.

None of our executive officers served as a director or a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, while any executive officer of that entity served as one of our directors or a member of our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the information known to us regarding beneficial ownership of our common stock as of September 30, 2016 (unless otherwise indicated) by the following persons:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock,

•	each of our current directors,

•	each of our named executive officers, and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent such authority is shared with a spouse under applicable law.

Name of Beneficial Owner[1]	Shares Beneficially Owned[2]	Percentage of Shares Beneficially Owned[2]
BlackRock, Inc.[3]	4,521,482	8.5%
The Vanguard Group, Inc.[4]	4,249,354	8.0%
UBS Group AG5 .	3,070,340	5.8%
A. Dana Callow, Jr.	36,441	0.1%
Patrick J. Fortune, Ph.D.	27,022	0.1%
Maykin Ho, Ph.D.	4,789	*
Eduard E. Holdener, M.D.	14,840	*
Christopher J. Lindop	20,624	*
Richard L. Love	88,848	0.2%
Ellen M. Zane	47,711	0.1%
Josef H. von Rickenbach[6]	781,403	1.5%
Douglas A. Batt[7]	142,404	0.3%
Mark A. Goldberg, M.D.[8]	188,889	0.4%
Gadi Saarony[9]	23,483	*
All executive officers and directors as a group (19 persons)[10]	1,542,100	2.9%

*	Less than 0.1% of the outstanding common stock.

[1]	Unless otherwise indicated, the address for each beneficial owner is c/o PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451.

[2]

The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. The number of shares deemed beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares issuable pursuant to stock options held by the respective person or group that may be exercised within 60 days after September 30, 2016. In calculating the percentage of shares of common stock beneficially owned by each person or entity listed, the number of shares of common stock deemed outstanding includes: (i) 53,236,744 shares of common stock outstanding as of September 30, 2016; and (ii) shares issuable pursuant to stock options held by such person or entity that may be exercised within 60 days after September 30, 2016, as set forth below.

[3]

The mailing address for this entity is 55 East 52nd Street, New York, New York 10055. Shares are beneficially owned by subsidiaries of this entity and are stated as of June 30, 2016, based on a Schedule 13F filed with the SEC on August 10, 2016. These entities have sole voting authority with regard to 4,398,674 of these shares and no voting authority with respect to 122,808 of these shares.

[4]

The mailing address for this entity is P.O. Box 2600, Valley Forge, Pennsylvania 19482. Shares beneficially owned are stated as of June 30, 2016, based on a Schedule 13F filed with the SEC on August 10, 2016. This entity has sole voting authority with regard to 112,485 of these shares, shared voting authority with regard to 5,166 of these shares and no voting authority with regard to 4,131,703 of these shares.

[5]

The mailing address for this entity is Bahnhofstrasse 45, Zurich, V8 CH-8001, Switzerland. Shares beneficially owned are stated as of June 30, 2016, based on a Schedule 13-F filed with the SEC on August 12, 2016. This entity and its affiliates have shared voting authority with regard to 3,069,340 of these shares and no voting authority with regard to 1,000 of these shares.

[6]	Includes 245,050 shares of common stock issuable pursuant to stock options.

[7]	Includes 80,925 shares of common stock issuable pursuant to stock options.

[8]	Includes 79,430 shares of common stock issuable pursuant to stock options.

[9]	Includes 11,600 shares of common stock issuable pursuant to stock options.

[10]	Includes 520,980 shares of common stock issuable pursuant to stock options.

There are no material legal proceedings to which any of our directors or named executive officers is a party adverse to us or any of our subsidiaries or in which any of our directors or named executive officers has a material interest adverse to us or any of our subsidiaries.

EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board on an annual basis and serve until the first meeting of directors following the next annual meeting of shareholders, or at such other meeting as the directors determine in accordance with the Company’s by-laws, and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

Name	Age	Position(s)
Josef H. von Rickenbach	61	Chairman of the Board and Chief Executive Officer
Mark A. Goldberg, M.D.	56	President and Chief Operating Officer
Roland Andersson, Ph.D.	53	Senior Vice President, Clinical Research Services
Douglas A. Batt	56	Senior Vice President, General Counsel and Secretary
Xavier Flinois	54	President, PAREXEL Informatics
David Godwin	53	Senior Vice President, Global Business Development
Michelle Graham	49	Senior Vice President and Chief Human Resources Officer
Sy Pretorius, M.D.	46	Senior Vice President and Chief Scientific Officer
Emma Reeve	55	Corporate Vice President and Interim Chief Financial Officer
Gadi Saarony	48	Senior Vice President, Clinical Research Services
Joshua Schultz	42	Senior Vice President, Worldwide Head of PAREXEL Access

Josef H. von Rickenbach (please see “Proposals-Proposal 1: Re-Election of Existing Class III Directors — Nominees for Directors With Term That Will Expire in 2019 (Class III Directors))” beginning on page 5 of this Proxy Statement for the biography of Mr. von Rickenbach).

Mark A. Goldberg, M.D. has served as President since July 2012, and Chief Operating Officer of the Company since July 2008. From June 2005 to July 2008 he served as President, Clinical Research Services. From July 2000 to August 2008 he also served as President, Perceptive Informatics. From July 1999 to July 2000, Dr. Goldberg served as Senior Vice President in the Company’s Clinical Research Services business and was responsible for managing the Advanced Technology and Informatics Group operating unit, which included IT applications support for both internal operations and external clients. Dr. Goldberg joined PAREXEL in 1997 as Vice President and established the Company’s medical imaging group. Prior to joining PAREXEL, Dr. Goldberg served as President and Director of WorldCare, Inc., a tele-health spin-off from Massachusetts General Hospital, established in 1991. Dr. Goldberg received his undergraduate degree in Computer Science and Engineering from Massachusetts Institute of Technology, and received his M.D. degree from the University of Massachusetts Medical School.

Roland Andersson, Ph.D. has served as Senior Vice President, Clinical Research Services since March 2014. In this position, he is responsible for the management of the Company’s Phase II-III client relationships on a global basis, including strategic accounts and the Company’s Biopharm Unit, and also oversees the Company’s

Japanese operations. From February 2011 to February 2014, Dr. Andersson served as Managing Director at Accenture, a consulting company. From April 2010 to February 2011, he was a Partner with Back Bay Life Science Advisors, a life sciences consulting firm. From August 2003 to April 2010 he served as Senior Managing Director at Leerink Swann LLC, an investment bank. Dr. Andersson received a Masters in Science in Engineering and a Ph.D. in Management from Linköping Institute of Technology, Sweden.

Douglas A. Batt has served as Senior Vice President, General Counsel and Secretary of the Company since May 2006. From November 2002 to September 2005, Mr. Batt served as Executive Vice President and General Counsel of Concord Communications, Inc., a publicly traded software company, and from July 2000 to November 2002, he served as Vice President and General Counsel of Concord Communications, Inc. From October 1997 to July 2000, he served as Technology Counsel at Reebok International Ltd. From September 1991 to October 1997, Mr. Batt was an attorney with the law firm of Goodwin Procter LLP in Boston, Massachusetts. Mr. Batt received his Bachelor of Arts degree in Political Economy from the University of California, Berkeley, and his J.D. from Boston University School of Law.

Xavier Flinois has served as President of PAREXEL Informatics since January 2013. From September 2009 to June 2012, he served as the Chief Executive Officer of Clinical Solutions, a supplier of clinical software solutions to the healthcare industry. From January 2007 to September 2009, he served as General Partner of Houat Partners, a consulting and investment firm. Prior to this, he served as the Chief Executive Officer of SchlumbergerSema, an international IT services company. Xavier holds a Master’s degree in Science from École Polytechnique and a Master’s degree in Engineering from École des Ponts et Chaussées.

David Godwin has served as Senior Vice President, Global Business Development of the Company since August 2016. From October 2009 to August 2016, he served as its Corporate Vice President, CRS of the Company. From October 2008 to October 2009, he served as its Corporate Vice President, Global Business Development. Prior to this, he held several key marketing, business development and clinical data management positions with the Company. Mr. Godwin holds a Bachelor of Science in Health Information Management from Ithaca College and a Master’s of Business Administration from Boston College.

Michelle Graham has served as Senior Vice President and Chief Human Resource Officer of the Company since July 2016. From January 2015 to July 2016, she served as Corporate Vice President and Chief Human Resource Officer of the Company. From December 2010 to January 2015, she served as Senior Vice President, Human Resources, at Greatbatch, Inc., a medical device outsource manufacturing company. From 2005 to 2010 she served as Vice President, Human Resources, at Bausch and Lomb Incorporated, a global eye health organization. Prior to this, Ms. Graham worked in human resources for Bristol-Myers Squibb, a global pharmaceutical company. Ms. Graham holds a Bachelor of Arts in Business Administration and Management and a Master’s of Labor and Industrial Relations from Michigan State University.

Sy Pretorius, M.D. has served as Senior Vice President and Chief Scientific Officer of the Company since August 2016, and is responsible for the overall leadership of a number of the Company’s business units, including Global Early Phase, Global Medical Services, Quantitative Clinical Development, and Genomic Medicine. From July 2014 to August 2016, he served as Chief Scientific Officer of the Company. From July

2010 to July 2014, he served as Corporate Vice President and Worldwide Head of Early Phase with the Company. Prior to this, he served in a number of roles with the Company, including Corporate Vice President, Worldwide Head of Clinical Operations, and Vice President, Clinical Pharmacology. Dr. Pretorius is a medical doctor, and holds an M.B./Ch.B degree and a master’s degree in Pharmacology from the University of the Free State, South Africa, a master’s degrees in Business Administration from Potchefstroom University, South Africa, and in Management of Drug Development from the University of Southern California.

Emma Reeve has served as Corporate Vice President and Interim Chief Financial Officer of the Company since July 2016. Since September 2014 she has also served as Corporate Controller of the Company and is responsible for SEC Reporting, Investor Relations, Financial Planning and Analysis, Shared Service Centers and Process Improvement. From May 2012 to August 2014, she served as Head of Finance and Administration for Novartis Pharma Schweiz, a pharmaceutical company. From January 2008 to April 2012, she served as Vice President, Global Head Business Planning and Analysis for Novartis Vaccines and Diagnostics, a division of Novartis. Prior to this, she held several leadership financial positions, including serving as CFO for two biopharmaceutical companies, and finance leadership positions with Bristol-Myers Squibb and Merck. Ms. Reeve has a degree in Computing Science from the Imperial College of Science and Technology, University of London and is a Chartered Accountant.

Gadi Saarony has served as Senior Vice President, CRS since July 2012. In this position, Mr. Saarony is responsible for global project leadership and for clinical operations for our CRS business unit. From January 2008 to July 2012, Mr. Saarony was Corporate Vice President and World Wide Head, PAREXEL Consulting and Medical Communications (PCMS). From July 2007 to January 2008, he served as Corporate Vice President and General Manager, PAREXEL Consulting. Prior to this, Mr. Saarony held various positions of increasing responsibility with the Company. Prior to joining the Company in 2003, Mr. Saarony was Director of Consulting Services for Habama, Inc. and Associate Director, Strategy, with Ernst & Young, LLP, Inc. He graduated from Rider University with a degree in Economics and holds a master’s degree in International Business from The American Graduate School of International Business (Thunderbird).

Joshua Schultz has served as Senior Vice President and Worldwide Head of PAREXEL Access since August 2016 and is responsible for leadership and oversight of all late-stage clinical research, access consulting, drug safety and medical communications activities at the Company. From July 2015 to August 2016, he served as Corporate Vice President and Worldwide Head of PAREXEL Access. From January 2014 to July 2015, he served as Corporate Vice President and Worldwide Head of Peri/Post Approval Clinical Excellence. From July 2009 to January 2014, he served as Corporate Vice President, Strategic Partnerships. Prior to joining PAREXEL, he served as Vice President of Corporate Development at Veritas Medicine, a developer of an online compliance system for clinical data disclosure. Previously, he worked at Mercer Management Consulting, where he developed growth strategies for Fortune 500 companies. Mr. Schultz holds a Master of Philosophy degree in International Relations from the University of Cambridge, U.K. He also holds a Bachelor of Science in Economics degree from the Wharton School of Business and a Bachelor of Arts degree in International Relations from the University of Pennsylvania.

No executive officer or director is related by blood, marriage or adoption to any other executive officer or any director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our written Code of Business Conduct and Ethics sets forth the general principle that our directors, officers and employees must act in the best interests of the Company and its shareholders and must refrain from engaging in any activity that presents a conflict of interest or having a personal interest that presents a conflict of interest. A conflict of interest is described in the Code of Business Conduct and Ethics as a party having an interest that prevents him or her from performing his or her duties and responsibilities to the Company honestly, objectively and effectively. If an actual or potential conflict of interest or related party transaction involving one of our executive officers or directors develops for any reason, that individual is required to report such matter to our Board immediately. The Audit and Finance Committee reviews all related party transactions on an ongoing basis and must approve all such transactions.

There may be times when a commercial relationship involving our directors, executive officers or their family members is beneficial to us or is not likely to raise material conflict of interest issues. Our Code of Business Conduct and Ethics provides the following prohibitions for certain types of relationships:

•

directors, officers and employees may not perform services for, or have a financial interest in (other than owning less than 1% of the outstanding shares of a publicly-held company), one of our competitors;

•

directors, officers and employees may not use their position with the Company to influence a transaction with a supplier or customer in which they have a personal interest (other than owning less than 1% of the outstanding shares of a publicly-held company); and

•	directors, officers and employees may not supervise, review or influence the job evaluation or compensation of a member of their family.

There were no conflicts of interest or related party transactions during Fiscal Year 2016 other than set forth below. The Company entered into an agreement in August 2012 with Haemonetics Corporation (“Haemonetics”), pursuant to which PAREXEL provides services to Haemonetics for remuneration not to exceed $500,000 per year. Haemonetics paid PAREXEL approximately $88,699 for its services during Fiscal Year 2016. Christopher Lindop, a member of our Board of Directors and Chair of our Audit and Finance Committee, was Chief Financial Officer and Executive Vice President, Business Development of Haemonetics until June 2016, and Ellen Zane, a member of our Board of Directors, served on the Board of Directors of Haemonetics until April 2016. The transaction was approved by our Audit and Finance Committee, with Mr. Lindop recusing himself from the discussions and approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file.

Based solely on a review of the copies of reports and written representations from our executive officers and directors, we believe that during Fiscal Year 2016 all of our executive officers, directors and greater-than-ten-percent shareholders complied with all Section 16(a) filing requirements, except that Ulf Schneider did not report within the required two-day time frame the vesting of restricted stock units and the delivery of shares of common stock to the Company to satisfy his tax withholding obligations. These transactions were reported on a Form 4/A that was filed with the SEC on October 9, 2015.

Proposal 2: Advisory (Non-Binding) Vote on Executive Compensation

We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14A of the Securities Exchange Act. In 2011, a majority of our shareholders voted in favor of holding an advisory vote on executive compensation annually; therefore, we intend to submit such a proposal to shareholders each year.

Our Board is asking shareholders to approve a non-binding advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term corporate strategies and business objectives and for achieving corporate financial performance. The programs contain elements of cash and equity-based compensation and are designed to align the incentives of our executives with the creation of shareholder value.

The “Information About Executive and Director Compensation” section of this Proxy Statement beginning on page 17, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the Fiscal Year 2016. Highlights of our executive compensation program include the following:

•	Base salary merit increases for our named executive officers that reflected individual and Company performance, with an average percentage increase of approximately 5.4% from Fiscal Year 2015;

•	A compensation package more heavily weighted toward incentive compensation rather than fixed pay (salary), in order to emphasize our focus on pay for performance;

•

As described in “Compensation Discussion and Analysis” above, a discretionary cash bonus was approved to be paid to roughly 4,000 managers, including our named executive officers, outside of the Fiscal Year 2016 MIP in recognition of achievement of generally strong operating performance in Fiscal Year 2016, as well as achievement of milestones in a multiyear margin improvement program; and

•

An approximately equal mix (based on value) of stock options and restricted stock/restricted stock units/performance restricted stock units being granted as long-term performance incentives that are designed to motivate executives to increase shareholder value over the long-term:

¡	Our stock options vest in equal annual installments over a four-year period;

¡	Our restricted stock or restricted stock units have performance vesting criteria and, if the criteria are satisfied, all shares will vest three years from the grant date; and

¡

Our performance restricted stock units have performance vesting criteria which allow the recipient to receive up to 150% of the award target potential in the event metric targets are exceeded and, if the criteria are satisfied, will vest as to the shares earned three years from the grant date.

As described above in “Compensation Discussion and Analysis,” our executive compensation program incorporates a number of other key features that are designed to align the interests of our named executive officers with the interests of our shareholders, including:

•

We formally compare our executive compensation to a Peer Group (as defined in Compensation Discussion and Analysis above), which consists of 17 companies that are similar in size to PAREXEL and operate in the same or similar industries.

•

Our revenue approximates the mean revenue of our Peer Group as a whole and is similar to that of each of the companies included within the Peer Group. We believe that the Peer Group reflects the market in which we compete for management talent and therefore represents a meaningful comparator for compensation.

•	By design, our average total direct compensation for named executive officers approximates the median of our Peer Group.

•

Our executive officers are required to satisfy a minimum level of ownership of our common stock equal to the greater of (a) 10,000 shares or (b) a multiple of his or her current salary calculated as set forth above (see “—Stock Ownership Guidelines”).

•	We have adopted an Executive Compensation Clawback Policy, pursuant to which cash and equity incentive compensation paid to executive officers may be recovered in certain circumstances.

•

Our programs include several design features that reduce the likelihood of excessive risktaking, including payment of incentive compensation after performance has been determined, balanced incentive metrics, caps on annual incentive payments, and placing all discretionary authority and responsibility regarding performance recognition of executive officers outside of formal programs in the Committee.

•	We have double-trigger provisions in all of our named executive officers’ change of control agreements.

•	We limit the use of perquisites.

As described in Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives and the interests of our shareholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management. We encourage shareholders to review the information provided in the Compensation Discussion and Analysis and associated tables and narrative description in this proxy statement. We believe that this information demonstrates that our executive compensation program is designed appropriately and provides effective incentives for long-term value creation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS .

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee oversees our Company’s financial reporting process on behalf of the Board of Directors and has other responsibilities as set forth in the Audit and Finance Committee charter, which is available on our website at www.parexel.com under the “Investor Relations” section. Management has the primary responsibility for our Company’s financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP (EY), our independent registered public accounting firm for the fiscal year ended June 30, 2016, is responsible for expressing an opinion on the conformity of our Company’s audited financial statements with generally accepted accounting principles and on our Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed with management and EY the audited financial statements included in the PAREXEL Annual Report on Form 10-K for the fiscal year ended June 30, 2016, including a discussion about the quality, not just the acceptability, of our Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and EY’s evaluation of the Company’s internal control over financial reporting.

The Audit and Finance Committee also discussed with EY the matters that are required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. EY has also provided the Audit and Finance Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee has discussed with EY that firm’s independence. The Audit and Finance Committee has concluded that EY’s provision of audit and non-audit services to the Company and its affiliates is compatible with EY’s independence.

The Audit and Finance Committee further discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits. The Audit and Finance Committee meets at least quarterly with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit and Finance Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended June 30, 2016, which has been filed with the Securities and Exchange Commission. The Audit and Finance Committee has also approved the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.

Respectfully submitted by the Audit and Finance

Committee:

Christopher J. Lindop (Chairman)

A. Dana Callow, Jr.

Patrick J. Fortune, Ph.D.

Maykin Ho, Ph.D.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee has selected the firm of Ernst & Young LLP, or EY, as the Company’s independent registered public accounting firm for Fiscal Year 2017. EY has served as the Company’s independent registered public accounting firm since 2002.

Our Board recommends a vote FOR ratification of the selection of EY to serve as the Company’s independent registered public accounting firm for Fiscal Year 2017. Although the ratification of this selection is not required by law, the results of this vote will be considered by the Audit and Finance Committee in selecting the Company’s independent registered public accounting firm for future fiscal years.

Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR ENDING JUNE 30, 2017.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the fees billed to us by our independent registered public accounting firm:

	Fiscal Year 2016	Fiscal Year 2015
	(in thousands)	(in thousands)
Audit Fees[1]	$5,523	$2,774
Audit-Related Fees[2]	104	32
Tax Fees[3]	485	636
All Other Fees[4]	3	—

TOTAL	$6,115	$3,442

[1]	Fees for the audit of our annual financial statements, audit of internal control over financial reporting, and review of the financial statements included in our Quarterly Reports on Form 10-Q.

[2]

Fees for assurance and related services that were reasonably related to the audit or review of our financial statements for Fiscal Years 2015 and 2016 and which are not included in the amounts disclosed above under “Audit Fees.”

[3]	Fees for domestic and international tax compliance services, tax planning and advice.

[4]

Fees for an accounting research tool and seminars for Fiscal Year 2016. There were no other fees billed to us by EY for services other than Audit Fees, Audit-Related Fees and Tax Fees described above for Fiscal Year 2015.

All of these services were approved by the Audit and Finance Committee.

Pre-Approval Policies and Procedures

The Audit and Finance Committee has considered whether the provision of non-audit services to the Company by EY is compatible with maintaining EY’s independence. All services provided by EY for Fiscal Years 2015 and 2016 were approved by the Audit and Finance Committee.

The Audit and Finance Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit and Finance Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next

12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit and Finance Committee has also delegated to the Chairman of the Audit and Finance Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chairman of the Audit and Finance Committee pursuant to this delegated authority will be reported on at the next meeting of the Audit and Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of June 30, 2016, consisting of our 2000 Employee Stock Purchase Plan, our 2001 Stock Incentive Plan, referred to as the 2001 Plan, our 2005 Plan, our 2007 Plan, our 2010 Plan and our 2015 Plan. The 2001 Plan expired on September 13, 2011, and the 2005 Plan expired on September 27, 2015. No future awards may be made under the 2007 Plan and the 2010 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,332,803	[1]	$48.58	3,297,600	[2]

[1]

Excludes 237,094 shares of unvested restricted stock, 10,943 unvested restricted stock units and 38,600 unvested performance restricted stock units (at target) issued pursuant to the 2005 Plan, the 2007 Plan, the 2010 Plan and the 2015 Plan.

[2]	Includes 205,154 shares that may be issued pursuant to the 2000 Employee Stock Purchase Plan.

OTHER MATTERS

Our Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders, and it knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: 195 West Street, Waltham, Massachusetts, 02451, Attention: Investor Relations; 781-434-4118. If you wish to receive separate copies of our Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

If you are interested in submitting a proposal for inclusion in the proxy statement for our 2017 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal for our proxy statement for the 2017 annual meeting of shareholders at our principal executive offices in Waltham, Massachusetts at 195 West Street, Waltham, Massachusetts, 02451 no later than June 28, 2017.

Our by-laws require that we be given advance written notice of shareholder nominations for election to our Board of Directors and of other matters that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted below not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, then we must receive such notice at the address noted below not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Assuming that the 2017 annual meeting is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the 2016 Annual Meeting, you would need to give us appropriate notice at the address noted below no earlier than September 9, 2017, and no later than October 9, 2017. If a shareholder does not provide timely notice of a nomination or proposal to be presented at the 2017 annual meeting, the proxies designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting. Under Massachusetts law, an item may not be brought before our shareholders at a meeting unless it appears in the notice of the meeting.

Our by-laws also specify requirements relating to the content of the notice that shareholders must provide to the Secretary of PAREXEL for any matter, including a shareholder proposal or nomination for director, to be properly presented at a shareholder meeting. A copy of the full text of our by-laws is on file with the Securities and Exchange Commission.

Shareholders may send any communications regarding Company business, including shareholder proposals, to the Board or any individual director in care of the Secretary of the Company at our principal executive offices located at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451. We suggest any communications should be sent by certified mail return receipt requested. The Secretary will forward all such communications to the addressee, except that certain items that are unrelated to the duties and responsibilities of our Board (such as product inquiries and comments, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations and advertisements) and material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. The Nominating and Corporate Governance Committee of the Board, together with our management and legal counsel, will evaluate any shareholder proposal submitted to us in connection with any meeting of shareholders, and will recommend to the Board the appropriate response to such proposal. Our Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the charters of the committees of the Board, the Presiding Director shall, subject to advice and assistance from the General Counsel of the Company, (1) be primarily responsible for monitoring communications from shareholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Presiding Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances.

October 26, 2016

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO VOTE YOUR SHARES AS DESCRIBED IN THE NOTICE. IF YOU REQUESTED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

Appendix A

Non-GAAP Financial Measures-Reconciliations

The Company believes that presenting the non-GAAP financial measures assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to, nor a substitute for, the Company’s results of operations prepared in accordance with GAAP.

Reconciliation of Return on Invested Capital (ROIC)

(In millions, except percentages)

	Year Ended June 30, 2016
	Actual	Adjustments		As Adjusted
Numerator:
Income before Provision for Income Taxes	215.2	43.7	(1)	258.9
Provision for Income Taxes	60.3	13.1	(2)	73.4
Tax Rate	28.0%			28.4%

Net Interest Expense	8.6	(0.5	)(3)	8.1
After-Tax Net Interest Expense	6.2	(0.4)		5.8
EBIT				264.7

EBIAT				189.7

(1)	Interest on legal settlements.
(2)	Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions, legal settlements and related interest, and severance, facility costs and changes in estimates related to the Margin Acceleration Program.
(3)	Tax effect on non-GAAP adjustments.

A-1

Denominator:

	Quarter Ending
	June 30, 2015	Sept. 30, 2015	Dec. 31, 2015	March 31, 2016	June 30, 2016	Average of 5-quarter
Accounts Receivable	722.8	712.1	772.4	863.0	834.1	780.9
Prepaid Expenses less Turnover Deferred Tax Withholdings	13.3	27.9	24.5	21.3	20.3	21.4
Other Current Assets less VAT, Differed Tax Assets, & Securities	24.7	24.0	28.2	28.4	23.5	25.8
Fixed Assets	652.1	668.9	683.8	710.2	723.8	687.8
Accumulated Depreciation	(410.9)	(423.6)	(435.6)	(453.6)	(464.5)	(437.6)
Goodwill	354.9	346.9	343.8	396.0	389.2	366.2
Other Intangible Assets- Net less Securities Contracts	142.1	135.1	128.8	137.3	130.7	134.7

Assets	1,449.0	1,491.3	1,545.9	1.702.6	1,657.1	1,579.2

Accounts Payable	81.2	56.5	56.2	53.0	62.6	61.9
Accrued Expenses less Accrued VAT & Sales Tax	52.6	61.7	62.1	53.0	44.9	54.9
Payroll and Withholdings less VAT & Tax Payables	146.8	152.3	136.6	157.6	167.7	152.2
Deferred Revenue	371.8	367.6	395.6	433.2	420.2	397.7
Other Current Liabilities less Tax & Securities	5.3	12.4	16.2	5.3	3.6	8.5

Liabilities	657.7	650.5	666.7	702.1	669.0	675.2

Net Operating Capital (NOC)	841.3	840.8	879.2	1,000.5	958.1	904.0

ROIC						21.0%

ROIC = Adjusted Net Income before Net Interest Expenses (EBIAT) divided by 5-Quarter Average Net Operating Capital (using the ending balance for each quarter).

A-2

001CSN23FA

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on December 8, 2016.

Vote by Internet • Go to www.envisionreports.com/PRXL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 and 3.

1. Election of Directors*: 01 - A. Dana Callow, Jr.	For ☐	Withhold ☐	02 - Christopher J. Lindop	For ☐	Withhold ☐	03 - Josef H. von Rickenbach	For ☐	Withhold ☐

*	To elect three (3) Class III Directors to serve for a term continuing until the annual meeting of shareholders in 2019 and until his successor is duly elected and qualified.

		For	Against	Abstain			For	Against	Abstain

2.	Approve, in an advisory vote, the compensation of our named executive officers as presented in the proxy statement.	☐	☐	☐	3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

THIS PROXY SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PAREXEL International Corporation

PROXY FOR 2016 ANNUAL MEETING OF SHAREHOLDERS – DECEMBER 8, 2016

SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to Be Held on December 8, 2016

The Proxy Statement dated October 26, 2016 and our 2016 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/prxl

The undersigned Shareholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints Douglas A. Batt and Emma Reeve and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2016 Annual Meeting of Shareholders of the Company to be held at The Westin Hotel, 70 Third Avenue, Waltham, MA 02451 on December 8, 2016 at 2:30 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 26, 2016, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE